Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTEENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Klook Technology Limited

(adopted by a special resolution passed on 5 November 2025)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTEENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Klook Technology Limited

(adopted by a special resolution passed on 5 November 2025)

1	The name of the Company is Klook Technology Limited.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$499,977.9972 divided into 3,300,184,800 Shares, comprising of (a) 3,000,373,520 Ordinary Shares, with a par value of US$0.0001515 each, and (b) 299,811,280 Preferred Shares with a par value of US$0.0001515 each, of which (i) 13,318,909 shares are designated as Series Seed Preferred Shares, with a par value of US$0.0001515 each, (ii) 22,786,580 shares are designated as Series A Preferred Shares, with a par value of US$0.0001515 each, (iii) 2,931,040 shares are designated as Series B-1 Preferred Shares, with a par value of US$0.0001515 each, (iv) 9,514,760 shares are designated as Series B-2 Preferred Shares, with a par value of US$0.0001515 each, (v) 38,379,120 shares are designated as Series B-3 Preferred Shares, with a par value of US$0.0001515 each, (vi) 32,289,960 shares are designated as Series C Preferred Shares, with a par value of US$0.0001515 each, (vii) 47,378,352 shares are designated as Series D Preferred Shares, with a par value of US$0.0001515 each, (viii) 45,873,576 shares are designated as Series D+ Preferred Shares, with a par value of US$0.0001515 each, (ix) 50,275,615 shares are designated as Series E Preferred Shares, with a par value of US$0.0001515 each, and (x) 37,063,368 shares are designated as Series E+ Preferred Shares, with a par value of US$0.0001515 each.

6	Subject to Schedule A, the Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

2

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTEENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Klook Technology Limited

(adopted by a special resolution passed on 5 November 2025)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Ordinary Shares”	shall have the meaning set forth Article 1.5(a) of Schedule A.

“Additional TransferNotice”	shall have the meaning set forth Article 7.4(b)(ii) of Schedule A.

“Affiliate”	means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of a holder of Preferred Shares, shall include (i) any Person who holds Shares as a nominee for such holder of Preferred Shares, (ii) any shareholder of such holder of Preferred Shares, (iii) any entity or individual which has a direct and indirect interest in such holder of Preferred Shares (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such holder of Preferred Shares, its shareholder, the general partner or the fund manager of such holder of Preferred Shares or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no holder of Preferred Shares shall be deemed to be an Affiliate of any Group Company. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “HongShan”/“红杉” is commonly used to describe a variety of entities (collectively, the “HongShan Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and/or securities trading and (b) notwithstanding any other provision of this Memorandum, the Articles and the other Transaction Documents to the contrary, this Memorandum, the Articles and the other Transaction Documents shall not be binding on, or restrict the activities of, any (i) HongShan Entity primarily engaged in investment and trading in the secondary securities market; (ii) the ultimate beneficial owner of a HongShan Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iii) any officer, director or employee of a HongShan Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (iv) for the avoidance of doubt, any portfolio companies of any HongShan Entity and portfolio companies of any affiliated investment fund or investment vehicle of any HongShan Entity. In the case of MPC, the parties acknowledge and agree that (a) the name “MPC” is commonly used to describe a variety of entities (collectively, the “MPC Entities”, each a “MPC Entity”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Memorandum, the Articles and any other Transaction Documents to the contrary, this Memorandum and the Articles shall not be binding on, or restrict the activities of, any (i) the ultimate beneficial owner of an MPC Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (ii) any officer, director or employee of a MPC Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (iii) for the avoidance of doubt, any portfolio companies of any MPC Entity and portfolio companies of any affiliated investment fund or investment vehicle of any MPC entity. In the case of GS, notwithstanding any other provision of this Memorandum, the Articles and any other Transaction Documents to the contrary, Affiliate shall include (a) any direct or indirect shareholder of GS, (b) any of such shareholder’s general partners or limited partners, (c) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by The Goldman Sachs Group, Inc. or any of its Affiliates. In the case of SoftBank and not limiting the generality of the foregoing, Affiliate shall include (a) any direct or indirect shareholder of SoftBank, (b) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by any Affiliate of SoftBank Group Corp., (c) any of SoftBank Vision Fund L.P.’s affiliated or successor funds or holding companies formed by such funds for investment purposes, (d) any general partners or limited partners of the foregoing, (e) any fund manager and officers thereof of any of the foregoing, and (f) any committee of SoftBank Vision Fund L.P. and SoftBank Investment Advisors (UK) Limited (each, a “SoftBank Affiliate”). For the avoidance of doubt, this Memorandum and the Articles shall not be binding on, or restrict the activities of, any SoftBank Affiliate except to the extent that such SoftBank Affiliate is a Shareholder of the Company. Notwithstanding any other provision of this Memorandum, the Articles and any other Transaction Documents to the contrary, in the case of Vitruvian, Affiliate shall mean any other person or entity that directly or indirectly Controls or is Controlled by or is under common Control with another person or entity, including in any event, Vitruvian Partners LLP (being the indirect parent undertaking of Vitruvian and the UK Financial Conduct Authority authorised investment fund manager of the Vitruvian Partners private investment funds) and any funds or other investment schemes managed by it and the subsidiaries of such persons, provided that any limited partners of funds or other investment schemes managed or advised by Vitruvian Partners LLP and/or any of its Affiliates, or any public equity funds managed or advised by Vitruvian Partners LLP and/or any of its Affiliates or any portfolio companies in which funds or other investment schemes managed or advised by Vitruvian Partners LLP and/or any of its Affiliates have invested and their subsidiaries shall not be deemed to be Affiliates of Vitruvian. During the period that Vitruvian is the proxy of, and is entitled to exercise the voting power of, all Shares held by the Vitruvian Advisor Vehicle, Vitruvian and the Vitruvian Advisor Vehicle shall be deemed to be Affiliates for the purposes of Article 7.2(c) of Schedule A, and Sections 28.1 and 28.2 of the Articles.

“Applicable Original Issue Price”	means, with respect to a Series Seed Preferred Share, the Series Seed Original Issue Price, or with respect to a Series A Preferred Share, the Series A Original Issue Price, or with respect to a Series B-1 Preferred Share, the Series B-1 Original Issue Price, or with respect to a Series B-2 Preferred Share, the Series B-2 Original Issue Price, or with respect to a Series B-3 Preferred Share, the Series B-3 Original Issue Price, or with respect to a Series C Preferred Share, the Series C Original Issue Price, or with respect to a Series D Preferred Share, the Series D Original Issue Price, or with respect to a Series D+ Preferred Share, the Series D+ Original Issue Price, or with respect to a Series E Preferred Share, the Series E Original Issue Price, or with respect to a Series E+ Preferred Share, the Series E+ Original Issue Price.

“Appointment Right Investor”	shall have the meaning set forth in Section 28.1 of the Articles.

“Articles”	means these articles of association of the Company.

“Aspex”	shall mean AMF-1 Holdings Limited, together with its Affiliates holding Shares in the Company.

“Aspex Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the board of directors of the Company.

“Boyu”	shall mean Knight League Limited, together with its Affiliates holding Shares in the Company.

“Business Day” or “business day”	shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the Cayman Islands, the United States, Hong Kong, Singapore, London or the PRC.

“BVP”	shall mean Bessemer Venture Partners XI L.P. and Bessemer Venture Partners XI Institutional L.P., together with their Affiliates holding Shares in the Company.

“Call Option Share Transfer”	shall have the meaning set forth in the Shareholders Agreement.

“Chairman of the Board”	means the chairman of the Board.

“Charter Documents”	shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Change of Control Event”	means, any event, transaction or action that would result in a Person (other than the Key Parties and their Affiliates), together with its Affiliates, acquiring Control of the Company; provided that SoftBank (together with its Affiliates) acquiring Control of the Company solely due to any Call Option Share Transfer shall not constitute a Change of Control Event. Only for the purpose of this definition, “Control” of the Company means the possession of, directly or indirectly, the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of all Shareholders of the Company or power to control the composition of a majority of the Board.

“Company”	means the above named company.

“Company Purchase Right Period”	shall have the meaning set forth in Article 7.4(b)(i) of Schedule A.

“Company Right of First Refusal”	shall have the meaning set forth in Article 7.4(b)(i) of Schedule A.

“Competitors”	shall have the meaning set forth in the Shareholders Agreement.

“Competitor’s Controlling Person”	shall have the meaning set forth in the Shareholders Agreement.

“Control”	means, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least thirty percent (30%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party or (b) over other members of such party’s immediate family. Immediate family members include, without limitation, an individual’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. For the avoidance of doubt, “Control” of a given Person shall also mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents”	shall have the meaning set forth in the Second Series E+ SPA.

“Conversion Price”	shall have the meaning set forth in Article 1.1 of Schedule A.

“Conversion Shares”	shall mean the Ordinary Shares issuable or issued upon conversion of any Preferred Shares.

“Convertible Securities”	shall have the meaning set forth in Article 1.5(a) of Schedule A.

“Co-Sale Right Holder”	shall have the meaning set forth in Article 8.1(a) of Schedule A.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Drag Holders”	shall have the meaning set forth in Article 9.2(a) of Schedule A.

“Drag-Along Sale”	shall have the meaning set forth in Article 9.2(a) of Schedule A.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“EQT”	means Clou (HK) Limited, together with its Affiliates holding Shares in the Company.

“ESOP”	means the employee share option plan of the Company and such other arrangements, contracts, or plans as are recommended by management and approved by the Board in accordance with the Shareholders Agreement and these Memorandum and Articles.

“Exercising Holder”	shall have the meaning set forth in Article 7.4(c)(ii) of Schedule A.

“First Participation Notice”	shall have the meaning set forth in Article 6.4(a) of Schedule A.

“First Refusal Period”	shall have the meaning set forth in Article 7.4(c)(i) of Schedule A.

“Founder Holdcos”	means EEB Capital Limited and Venus Alpha Holdings Limited.

“Governmental Authority”	shall mean any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Singapore, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies”	means the Company, the PRC Companies and the Offshore Subsidiaries (as defined in the Second Series E+ SPA), each Person (except individuals) Controlled by the Company and the respective Subsidiaries of the foregoing Persons from time to time (each a “Group Company”), unless the text specifically indicates otherwise.

“GS”	shall mean, Broad Street Investments Holding (Singapore) Pte. Ltd., a limited liability company established under the laws of Singapore (“Broad Street”); Stonebridge 2017 (Singapore) Pte. Ltd., a limited liability company established under the laws of Singapore (“Stonebridge”, Stonebridge and Broad Street and their respective Affiliates holding Shares in the Company, collectively as “GS”).

“HK Company”	means Klook Travel Technology Limited, a company duly incorporated and validly existing under the laws of Hong Kong.

“HongShan”	means HSG Growth IV Holdco A, Ltd., HSG Venture VI Holdco, Ltd., and HSG Growth IV 2018-E, L.P., together with their Affiliates holding Shares in the Company.

“HongShan Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Independent Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“Individual Redemption Amount”	shall have the meaning set forth in Article 3.5 of Schedule A.

“Investing Ordinary Shareholders”	shall mean Falcon Capital Management Limited, Fox Brook Investment Limited, OurCrowd (Investment in KL) L.P, OurCrowd International Investment III, L.P, Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest, L2 Venture Limited and MPC VII PTE. LTD., with respect to the Ordinary Shares held by them.

“Investors”	means collectively the Series Seed Investors, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series D+ Investors, the Series E Investors and the Series E+ Investors, and “Investor” means any of them.

“Key Employee”	has the meaning set forth in the Second Series E+ SPA.

“Key Parties”	means (i) Lin Zhaowei (林照围), (ii) GNOCK FAH, Wong Chee How, and (iii) Xiong Xiaokang (熊小康), and “Key Party” means any of them.

“Key Party Holdco”	means EEB Capital Limited, a British Virgin Islands company whose registered address is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

“Liquidation Event”	shall have the meaning set forth in Article 4.2 of Schedule A.

“Management Rights Letters”	shall have the meaning set forth in the Shareholders Agreement.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“MPC”	means MPC III and MPC VII PTE. LTD., together with their Affiliates holding Shares in the Company.

“MPC Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“MPC III”	means MPC III HK Limited (經新香港第三有限公司), formerly known as Matrix Partners China III Hong Kong Limited.

“New Securities”	shall have the meaning set forth in Article 6.3 of Schedule A.

“Non-Selling Shareholder”	shall have the meaning set forth in Article 7.4(a) of Schedule A.

“Observer”	shall have the meaning set forth in Section 28.2 of the Articles.

“Options”	shall have the meaning set forth in Article 1.5(a) of Schedule A.

“Ordinary Majority”	shall mean the holders representing more than fifty percent (50%) of the votes of the Ordinary Shares (excluding the Ordinary Shares issued or to be issued upon conversion of the Preferred Shares) then issued and outstanding.

“Ordinary Resolution”

means either:

(a) a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of fifty percent (50%) of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b) a resolution consented to in writing by a majority of in excess of seventy-five percent (75%) of the votes of the Shares entitled to vote thereon. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

For the avoidance of doubt, the above shall be without prejudice to the approval or consent required from the Series A Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series D Preferred Majority, the Series D+ Preferred Majority, the Series E/E+ Preferred Majority, the Ordinary Majority or particular Shareholders specified in Article 2 of Schedule A.

“Ordinary Shareholders”	means the holders of the Ordinary Shares of the Company.

“Ordinary Shares”	means the ordinary shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Participation Rights Holder” or “Participation Rights Holders”	shall have the meaning set forth in Article 6.1 of Schedule A.

“Permitted Transferee”	shall have the meaning set forth in Article 7.3 of Schedule A.

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	shall mean the People’s Republic of China, but solely for purposes of this Memorandum and the Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Companies”	means the entities as set forth on Part II of Schedule A-2 of the Second Series E+ SPA and each other Person established under the laws of the PRC, Controlled directly or indirectly by the Company from time to time (each a “PRC Company”).

“Preferred Director” or “Preferred Directors”	shall have the meaning set forth in Section 28.1 of the Articles.

“Preferred Majority”	means the holders representing more than fifty percent (50%) of the voting power attaching to all Preferred Shares then outstanding, voting as a single class on an as-converted basis.

“Preferred Shareholders”	means the holders of the Preferred Shares of the Company.

“Preferred Shares”	means collectively the Series Seed Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D+ Preferred Shares, the Series E Preferred Shares and the Series E+ Preferred Shares, and “Preferred Share” means any of them.

“Proprietary Rights”	has the meaning ascribed to it in the Second Series E+ SPA.

“Pro Rata Co-Sale Share”	shall have the meaning set forth in Article 8.1(a) of Schedule A.

“Pro Rata Share”	shall have the meaning set forth in Article 6.2 of Schedule A.

“Prohibited Transfer”	shall have the meaning set forth in Article 8.4(a) of Schedule A.

“Qualified IPO”	means a fully underwritten public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) on the New York Stock Exchange, the Nasdaq National Market or the Stock Exchange of Hong Kong Limited and with net proceeds (excluding underwriting discounts, commissions and stock transfer taxes applicable to a sale of securities) to the Company of US$200,000,000 and an implied pre-money valuation of US$2,800,000,000 or more; or any other public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) that is consented to by the applicable Shareholders pursuant to Article 2.2 and Article 2.3 of Schedule A.

“Redeemable Shares”	has the meaning set forth in Article 3.2 of Schedule A.

“Redemption Date”	has the meaning set forth in Article 3.2 of Schedule A.

“Redemption Notice”	has the meaning set forth in Article 3.2 of Schedule A.

“Redemption Price”	has the meaning set forth in Article 3.3 of Schedule A.

“Redemption Pro Rata Share”	has the meaning set forth in Article 3.5 of Schedule A.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Remaining Shares”	has the meaning set forth in Article 7.4(d) of Schedule A.

“Resolution of Directors”

means either:

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote(s) of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he or she casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

“Restricted Shares”	shall have the meaning set forth in Article 7.2(d) of Schedule A.

“Restricted Shares Transfer Notice”	shall have the meaning set forth in Article 7.2(d) of Schedule A.

“Right of First Refusal on Restricted Shares”	shall have the meaning set forth Article 7.2(d) of the Schedule A.

“Right of Participation”	shall have the meaning set forth in Article 6.1 of Schedule A.

“Rights Participants”	shall have the meaning set forth in Article 6.4(b) of Schedule A.

“Schedule A”	means Schedule A attached to the Articles.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	shall have the meaning set forth in Article 6.4(b) of Schedule A.

“Second Participation Period”	shall have the meaning set forth in Article 6.4(b) of Schedule A.

“Second Series E+ SPA”	means that certain Series E+ Preferred Share Purchase Agreement dated as of 17 September 2024, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, Vitruvian and certain parties named therein.

“Second Transfer Notice”	shall have the meaning set forth in Article 7.4(c)(ii) of Schedule A.

“Securities”	means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations.

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder”	shall have the meaning set forth in Article 7.4(a) of Schedule A.

“Series A Investors”	means MPC III, Grandwin Enterprises Limited, BVP, OurCrowd Nominee Limited, FINNOVENTURE PRIVATE EQUITY TRUST I, Clou (HK) Limited, BEACON VENTURE CAPITAL COMPANY LIMITED, SMIC SG HOLDINGS PTE. LTD. and MPC VII PTE. LTD.

“Series A Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(f) of Schedule A.

“Series A Original Issue Date”	means the date that the first Series A Preferred Share is issued.

“Series A Original Issue Price”	means US$0.1841 per Series A Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares.

“Series A Preferred Majority”	means the holders representing more than fifty percent (50%) of the Series A Preferred Shares of the Company then outstanding, voting as a single class on an as-converted basis.

“Series A Preferred Shares”	means the Series A Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series A Shareholders”	means the holders of the Series A Preferred Shares of the Company.

“Series A SPA”	means certain shares purchase agreement dated as of January 29, 2016, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, certain Series A Investors and certain parties named therein.

“Series B Investors”	means Welight Capital, MPC III, L2 Venture Limited and HSG Venture VI Holdco, Ltd., BVP, OurCrowd Nominee Limited, FINNOVENTURE PRIVATE EQUITY TRUST I, Clou (HK) Limited, BEACON VENTURE CAPITAL COMPANY LIMITED and SMIC SG HOLDINGS PTE. LTD..

“Series B Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(e) of Schedule A.

“Series B Preferred Majority”	means the holders representing more than fifty percent (50%) of the Series B Preferred Shares of the Company then outstanding, voting as a single class on an as-converted basis.

“Series B Preferred Shares”	means collectively the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series B-3 Preferred Shares.

“Series B Shareholders”	means the holders of the Series B Preferred Shares of the Company.

“Series B SPA”	means certain shares purchase agreement dated as of November 10, 2016, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, certain Series B Investors and certain parties named therein.

“Series B-1 Original Issue Date”	means the date that the first Series B-1 Preferred Share is issued.

“Series B-1 Original Issue Price”	means US$0.2761 per Series B-1 Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B-1 Preferred Shares.

“Series B-1 Preferred Shares”	means the Series B-1 Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series B-2 Original Issue Date”	means the date that the first Series B-2 Preferred Share is issued.

“Series B-2 Original Issue Price”	means US$0.3616 per Series B-2 Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B-2 Preferred Shares.

“Series B-2 Preferred Shares”	means the Series B-2 Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series B-3 Original Issue Date”	means the date that the first Series B-3 Preferred Share is issued.

“Series B-3 Original Issue Price”	means US$0.4373 per Series B-3 Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B-3 Preferred Shares.

“Series B-3 Preferred Shares”	means the Series B-3 Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series B-3 SPA”	means certain shares purchase agreement dated as of January 27, 2017, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, MPC III, HSG Venture VI Holdco, Ltd. and certain parties named therein.

“Series C Investors”	means HSG Growth IV Holdco A, Ltd., MPC III, GS, OurCrowd (Investment in KL) L.P., TSANG Heman Shiu Hei, TSUI Ho Horace, AU YEUNG Jackie, STEP EXPRESS LIMITED, Wilfred FAN, X Adventure Holdings (BVI) Limited and MPC VII PTE. LTD.

“Series C Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(d) of Schedule A.

“Series C Original Issue Date”	means the date that the first Series C Preferred Share is issued.

“Series C Original Issue Price”	means US$1.6042 per Series C Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series C Preferred Shares.

“Series C Preferred Majority”	means the holders representing more than sixty-six percent (66%) of the Series C Preferred Shares of the Company then outstanding, voting as a single class on an as-converted basis.

“Series C Preferred Shares”	means the Series C Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series C Shareholders”	means the holders of the Series C Preferred Shares of the Company.

“Series C SPA”	means certain shares purchase agreement dated as of October 1, 2017, entered into by and among the Company, the HK Company, the Founder Holdcos, certain Series C Investors and certain parties named therein.

“Series D Investors”	means HSG Growth IV 2018-E, L.P., Boyu, TCV, GS, MPC III, APSIF PTE LTD, OurCrowd (Investment in KL) L.P., OurCrowd International Investment III, L.P. EDB INVESTMENTS PTE LTD, TSANG Heman Shiu Hei, TSUI Ho Horace, AU YEUNG Jackie, STEP EXPRESS LIMITED, Wilfred FAN and MPC VII PTE. LTD.

“Series D Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(c) of Schedule A.

“Series D Original Issue Date”	means the date that the first Series D Preferred Share is issued.

“Series D Original Issue Price”	means US$3.9522 per Series D Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series D Preferred Shares.

“Series D Preferred Majority”	means the holders representing more than fifty percent (50%) of the Series D Preferred Shares of the Company then outstanding, voting as a single class on an as-converted basis.

“Series D Preferred Shares”	means the Series D Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series D Shareholders”	means the holders of the Series D Preferred Shares of the Company.

“Series D SPA”	means certain shares purchase agreement dated as of May 9, 2018, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, certain Series D Investors and certain parties named therein.

“Series D+ Investors”	means SoftBank, TCV, MPC III, HSG Growth IV Holdco A, Ltd., OurCrowd (Investment in KL) L.P., OurCrowd International Investment III, L.P., TSANG Heman Shiu Hei, TSUI Ho Horace, AU YEUNG Jackie, STEP EXPRESS LIMITED, Wilfred FAN and MPC VII PTE. LTD.

“Series D+ Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(b) of Schedule A.

“Series D+ Original Issue Date”	means the date that the first Series D+ Preferred Share is issued, which is April 11, 2019.

“Series D+ Original Issue Price”	means US$4.9026 per Series D+ Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series D+ Preferred Shares.

“Series D+ Preferred Majority”	means the holders representing more than fifty percent (50%) of the Series D+ Preferred Shares of the Company then outstanding, voting as a single class on an as-converted basis.

“Series D+ Preferred Shares”	means the Series D+ Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series D+ Shareholders”	means the holders of the Series D+ Preferred Shares of the Company.

“Series D+ SPA”	means that certain share purchase agreement dated as of March 31, 2019, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos and certain Series D+ Investors and certain parties named therein.

“Series E Investors”	means AMF-1 Holdings Limited, Hel Ved Turbo Investment II Inc, GCM Grosvenor KLK SPV, LP, LUCK LEGEND INTERNATIONAL HOLDINGS LIMITED, SVF TRAVEL (SINGAPORE) PTE. LTD., Equity Advantage Limited, HSG Growth IV Holdco A, Ltd., Knight League Limited, System Harbour Limited, Matrix Partners China III Hong Kong Limited, D Value Limited, TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P., TCV Member Fund, L.P., OurCrowd (Investment in KL) L.P., OurCrowd 50 II, L.P., OurCrowd GP Investment Fund, L.P., OurCrowd 50 III, L.P., OurCrowd International Investment III, L.P., Falcon Capital Management Limited and MPC VII PTE. LTD.

“Series E Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(b) of Schedule A

“Series E Original Issue Date”	means the date that the first Series E Preferred Share is issued.

“Series E Original Issue Price”	means US$4.0565 per Series E Preferred Share, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series E Preferred Shares.

“Series E/E+ Preferred Majority”	means the holders representing more than sixty percent (60%) of the Series E Preferred Shares and the Series E+ Preferred Shares of the Company then outstanding, voting together as a single class on an as-converted basis.

“Series E Preferred Shares”	means the Series E Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series E Shareholders”	means the holders of the Series E Preferred Shares of the Company.

“Series E SPA”	means that certain share purchase agreement dated as of November 11, 2020, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos and certain Series E Investors and certain parties named therein.

“Series E+ Investors”	means BVP, HSG Growth IV Holdco A, Ltd., FINNOVENTURE PRIVATE EQUITY TRUST I, Clou (HK) Limited, BEACON VENTURE CAPITAL COMPANY LIMITED, SMIC SG HOLDINGS PTE. LTD., Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest, OurCrowd Nominee Limited, KIP Southeast Asia Venture Fund I and other Joining Investors (as defined in the Series E+ SPA) and Vitruvian.

“Series E+ Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(a) of Schedule A.

“Series E+ Original Issue Date”	means, with respect to each Series E+ Preferred Share, the date that such Series E+ Preferred Share is issued.

“Series E+ Original Issue Price”	means (i) US$4.4114 per Series E+ Preferred Share with respect to the Shares held by the Subsequent Series E+ Investors, and (ii) US$4.3141 per Series E+ Preferred Share with respect to the other Series E Preferred Shares, in each case, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series E+ Preferred Shares.

“Series E+ Preferred Shares”	means the Series E+ Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series E+ Third Additional Closing Date”	means 25 October 2024.

“Series E+ Shareholders”	means the holders of the Series E+ Preferred Shares of the Company.

“Series E+ SPA”	means (i) that certain share purchase agreement dated as of July 10, 2023, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, BVP, Clou (HK) Limited, FINNOVENTURE PRIVATE EQUITY TRUST I, BEACON VENTURE CAPITAL COMPANY LIMITED, SMIC SG HOLDINGS PTE. LTD. and certain parties named therein, (ii) a joinder agreement dated as of November 17, 2023, entered into by and among the Company, Atinum Growth Fund 2020, Atinum Growth Fund 2023, Orange Co-Invest and OurCrowd Nominee Limited, and (iii) a joinder agreement dated as of January 16, 2024, entered into by and among the Company, Bessemer Venture Partners XI L.P., Bessemer Venture Partners XI Institutional L.P., Clou (HK) Limited and KIP Southeast Asia Venture Fund I.

“Series Seed Investors”	means collectively Welight Capital, Ivory Cliff Holdings Limited, Falcon Capital Management Limited, L2 Venture Limited, Fox Brook Investment Limited, Bessemer Venture Partners XI L.P., Bessemer Venture Partners XI Institutional L.P., Clou (HK) Limited and MPC VII PTE. LTD.

“Series Seed Liquidation Preference Amount”	shall have the meaning set forth in Article 4.1(g)(i) of Schedule A.

“Series Seed Original Issue Price”	means US$0.0500 per share with respect to the Series Seed Preferred Shares, subject to adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series Seed Preferred Shares.

“Series Seed Preferred Shares”	means the Series Seed Preferred Shares of the Company, par value US$0.0001515 per share, having the rights and privileges set forth in these Memorandum and Articles.

“Series Seed Shareholders”	means the holders of the Series Seed Preferred Shares of the Company.

“Shareholders”	means the holders of any Shares of the Company (each a “Shareholder”) unless the text specifically indicate otherwise.

“Shareholders Agreement”	means the twelfth amended and restated shareholders agreement dated as of February 25, 2025, entered into by and among the Company, the HK Company, the Key Parties, the Founder Holdcos, other Shareholders and certain other parties named therein, as amended and restated from time to time.

“Shares”	all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any Shareholder and includes a fraction of a share in the Company.

“Singapore”	shall mean the Republic of Singapore.

“SoftBank”	means SVF Travel (Singapore) Pte. Ltd., together with its Affiliates holding Shares in the Company.

“SoftBank Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Subsequent Series E+ Investors”	means Vitruvian, the Vitruvian Advisor Vehicle and their respective transferees and assignees that acquired the Series E+ Preferred Shares with the Series E+ Original Issue Price at US$4.4114.

“Subsidiary” or “Subsidiaries”	means, with respect to any subject entity (the “subject entity”), (i) any Person in which the subject entity directly or indirectly owns or controls (x) more than fifty percent (50%) of the shares or other voting interests entitled to vote or (y) more than fifty percent (50%) of the interest in the profits or capital, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the relevant GAAP treatment, or (iii) any Person of which the subject entity has the power to directly or indirectly direct the business and policies.

“Taiwan Agency Agreement”	means the agent agreement entered into by and between the Company, the Taiwan Company and GNOCK FAH, Wong Chee How (as the sole shareholder of the Taiwan Company), dated as of November 28, 2016.

“Taiwan Company”	Klook Travel Taiwan Limited (客遊天下旅行社有限公司), a limited liability company established under the Laws of Taiwan.

“Taiwan Foreign Investment Law”	means all of the requirements under the Republic of China Statute for Investment by Foreign Nationals, the Republic of China Measures Governing Investment Permit to the People of Mainland Area as well as the regulations promulgated in accordance thereto in connection with the investment in, or otherwise the Control of, the Taiwan Company.

“Taiwan IP License Agreement”	has the meaning ascribed to it in the Shareholders Agreement.

“TCV”	shall mean each of TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P. and TCV Member Fund, L.P., together with its Affiliates holding Shares in the Company.

“Trade Sale”

shall mean any of the following events:

(i) any sale, reorganization, merger, consolidation, acquisition, tender offer or similar transaction of the Company with one or more other entities in which the Shareholders prior to such transaction or series or transactions would hold Shares representing less than a majority of the voting power of the issued Shares of the surviving corporation immediately after such transaction or series of transactions; or

(ii) the sale, transfer or other disposition of all or substantially all of the assets, or Proprietary Rights of the Group Companies.

“Transaction Documents”	means the Second Series E+ SPA, the Series E+ SPA, the Series E SPA, the Series D+ SPA, the Series D SPA, the Series C SPA, the Series B-3 SPA, the Series B SPA, the Series A SPA, the Shareholders Agreement, the Control Documents, the Management Rights Letters, the Taiwan IP License Agreement, the Taiwan Agency Agreement, the exhibits attached to any of the foregoing and and any other document, certificate, and agreement delivered in connection with the transactions contemplated by any of the foregoing, for the avoidance of doubt, excluding those documents, certificates or agreements which have been superseded, replaced or terminated.

“Transfer”	shall have the meaning set forth in Article 7.1 of Schedule A.

“Transfer Notice”	shall have the meaning set forth in Article 7.4(a) of Schedule A.

“Transfer Shares”	shall have the meaning set forth in Article 7.4(a) of Schedule A.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Vitruvian”	shall mean Knight Taano Pte. Ltd, a private limited company incorporated in Singapore with UEN 202428579K, with its registered address at 1 Kim Seng Promenade #18-07/12, Great World City, Singapore 237994, together with its Affiliates holding Shares in the Company.

“Vitruvian Advisor Vehicle”	shall mean Mariano Dima Advisory Ltd. (registered number 12050709), a limited company incorporated in England, with its registered address at Green Lane Business Park, 238 Green Lane, New Eltham, London, UK, SE9 3TL.

“Vitruvian Director”	shall have the meaning set forth in Section 28.1 of the Articles.

“Warrantors”	has the meaning ascribed to it in the Second Series E+ SPA.

“Welight Capital”	shall mean Welight Capital L.P.

1.2	In the Articles:

(a)	a “section” is a reference to a section under the Statute;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	a “Section” is a reference to a section of the Articles;

(d)	an “Article” is a reference to an article of Schedule A to the Articles;

(e)	words importing the singular number include the plural number and vice versa;

(f)	words importing the masculine gender include the feminine gender;

(g)	words importing persons include corporations as well as any other legal or natural person;

(h)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(i)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(j)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(k)	the word “including” or any variation of such word means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(l)	the term “and/or” is used to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others;

(m)	in calculations of share amounts, (i) references to a “fully-diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other securities convertible into or exercisable or exchangeable for such shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, (ii) references to an “as-converted basis” mean that the calculation is to be made assuming conversion of all Preferred Shares but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities, and (iii) references to the “issued and outstanding” or “outstanding” share capital mean that the calculation is to be made taking into account only the shares in issue at such time;

(n)	headings are inserted for reference only and shall be ignored in construing the Articles;

(o)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(p)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(q)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(r)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(s)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Schedule A

2.1	Schedule A attached to these Articles shall constitute an integral part of the Articles and, in case of any discrepancy, contradiction or inconsistency between the Memorandum or the Articles and Schedule A, the terms of Schedule A shall be the prevailing terms upon the subject matters.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum and Schedule A, the Company may by Resolution of Directors or by Ordinary Resolution allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services, if properly approved by the Board in accordance with Schedule A.

3.3	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value. [1]

3.4	A fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

3.5	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

4.3	The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

4.4	A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

[1]	We did not include Sections 2.4 – 2.5 of the BVI M&AA as these are requirements under BVI laws.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the Resolution of Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles and/or affixed by mechanical process.

6.2	Share certificates representing Shares, if any, shall be in such form as the Directors may determine. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.3	Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.

6.4	If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

6.5	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.6	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Subject to the Memorandum, the Shareholders Agreement and Schedule A, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

7.2	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

7.3	The Company shall, on receipt of an instrument of transfer complying with Section 7.1 of the Articles, enter the name of the transferee of a Share in the register of members.

7.4	The Directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share or the Shareholder intends to transfer the Shares in violation of the Memorandum, these Articles (including Schedule A) or the Shareholders Agreement.

7.5	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors (including the affirmative votes of all Preferred Directors):

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

7.6	Subject to the Memorandum, the Shareholders Agreement and Schedule A, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2	Subject to Schedule A, the Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Statute or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent, or if such Shareholders have rendered its consent to such redemption in any effective prior agreement with the Company.

8.3	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

8.4	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.5	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	Shares that the Company purchases, redeems or otherwise acquires pursuant to Section 8 above may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of fifty percent (50%) of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

9.2	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

9.3	The Directors may determine to cancel a Treasury Share. Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors (including the affirmative votes of all Preferred Directors) determine.

9.4	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than fifty percent (50%) of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

10	Mortgages and Charges of Shares

10.1	Subject to Schedule A, Shareholders may mortgage or charge their Shares.

10.2	There shall be entered in the Register of Members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the Register of Members.

10.3	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

10.4	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Section 10:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

11	Variation of Rights of Shares

11.1	Subject to any increased voting thresholds in Schedule A, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights, preferences or privileges attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, only be varied or waived with the consent in writing of or by a resolution passed at a meeting by the holders of not less than fifty percent (50%) of the votes of the issued Shares in that class (for the purposes hereof (i) Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series B-3 Preferred Shares shall be treated as one single class, and (ii) the Series E Preferred Shares and Series E+ Preferred Shares shall be treated as two different classes notwithstanding (but without prejudice to) the agreement that holders thereof vote on certain matters as a single class). To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis.

11.2	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or senior thereto.

12	[Reserved]

13	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

14	Lien on Shares

14.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or their estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

14.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within 14 clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

14.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or their nominee shall be registered as the holder of the Shares comprised in any such transfer, and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

14.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

15	Forfeiture of Shares

15.1	Shares that are not fully paid (as to their full subscription amount in accordance with the consideration specified in the terms of the allotment and issue of such Shares) on issue are subject to the forfeiture provisions set forth in this Section 15 and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

15.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

15.3	The written notice of call referred to in Section 15.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

15.4	Where a written notice of call has been issued pursuant to Section 15.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

15.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Section 15.4 and that Shareholder shall be discharged from any further obligation to the Company.

16	Transmission of Shares

16.1	If a Member dies the survivor or survivors (where they were a joint holder) or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to the deceased Member’s Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which the Member was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by that person to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered or to have some person nominated by them registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within 90 days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	Subject to Schedule A, the Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3	Subject to the provisions of the Statute and the provisions of the Articles (including Schedule A), as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by Resolution of Directors or by an Ordinary Resolution change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3	Any Director may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company at such times and in such manner and places within or outside the Cayman Islands as the director convening the general meeting considers necessary or desirable.

19.4	A Members’ requisition is a requisition of Members entitled to exercise ten percent (10%) or more of the voting rights in respect of the matter for which the general meeting is requisitioned.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within 14 days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further 14 days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said 14 day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members and are entitled to vote at the meeting; and

(b)	the other directors.

20.2	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

20.3	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least seventy percent (70%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

21	Proceedings at General Meetings

21.1	Attendance and participation in any general meeting of the Company may be by means of video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing or similar communications facilities allowing all persons participating in the meeting to hear each other at the same time (collectively “Electronic Facilities”). A Shareholder or any proxy shall be deemed to be present at a meeting of Shareholders if such Shareholder or proxy present by means of Electronic Facilities.

21.2	Without prejudice to the consent rights of the relevant Shareholders in Article 2 of Schedule A, a meeting of Shareholders is duly constituted if, at the commencement of the general meeting, there are present in person or by proxy not less than a majority of the votes of the Shares entitled to vote on the shareholders’ resolutions to be considered at the meeting, including the Ordinary Majority and the Preferred Majority. A quorum may comprise a single Shareholder or proxy and then such person may pass a resolution of the members and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid resolution of the members.

21.3	An action that may be taken by the Shareholders at a general meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any such shareholders’ resolution is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute the relevant shareholders’ resolutions have consented to the resolution by signed counterparts. For the avoidance of doubt, a Special Resolution in writing may not be adopted otherwise than by the unanimous written consent of all Shareholders.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their members to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

21.6	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.7	At any meeting of Shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

21.8	Subject to the specific provisions contained in this Section 21 for the appointment of representatives of Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

21.9	Any Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

21.10	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

21.11	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

22	Votes of Members

22.1	Each Ordinary Share shall entitle the holder thereof to one (1) vote and each Preferred Share shall entitle the holder thereof to the votes of the Ordinary Shares issuable upon conversion of such Preferred Share.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by their committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairperson whose decision shall be final and conclusive.

22.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	On a poll, a Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

23	Proxies

23.1	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

23.2	The instrument appointing a proxy shall be produced at the place designated for the general meeting before the time for holding the general meeting at which the person named in such instrument proposes to vote. The notice of the general meeting may specify an alternative or additional place or time at which the proxy shall be presented.

23.3	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[COMPANY NAME]

I/We being a Shareholder of the above Company HEREBY APPOINT ……………… of …………………………… or failing him ………..……………… of ………………………..…… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………..…………, …… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, ……

……………………………

Shareholder

23.4	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

23.5	The chairperson may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

23.6	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors

26.1	The directors shall be elected in accordance with Section 28.

26.2	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and subject further to receipt of all approvals required under the Shareholders Agreement and Schedule A, the business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Statute or by the Memorandum or the Articles required to be exercised by the Shareholders.

27.2	Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, these Articles or the Statute. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

27.3	Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

27.4	Subject to Schedule A, the directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

27.5	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.[2]

28	Appointment and Removal of Directors

28.1	The Board shall consist of up to eleven (11) members. For so long as HongShan holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, HongShan shall be entitled to appoint and remove one (1) Director (the “HongShan Director”). For so long as MPC holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, MPC shall be entitled to appoint and remove one (1) director (the “MPC Director”). For so long as SoftBank holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, SoftBank shall be entitled to appoint and remove one (1) director (the “SoftBank Director”). For so long as Aspex holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, Aspex shall be entitled to appoint and remove one (1) director (the “Aspex Director”). For so long as Vitruvian holds no less than four percent (4%) of the Shares of Company on a fully-diluted and as-converted basis, Vitruvian shall be entitled to appoint and remove one (1) Director (the “Vitruvian Director”, together with the MPC Director, the HongShan Director, the SoftBank Director and the Aspex Director, in each case, if appointed to the Board, the “Preferred Directors” and each, a “Preferred Director”). The Key Party Holdco shall have the right to appoint and remove six (6) directors (the “Management Directors”). The Key Party Holdco may remove any existing Management Director and appoint any new Management Director. Each director of the Company shall only have one (1) vote. Any vacancy on the Board occurring because of the failure to designate/appoint, death, resignation or removal of a Preferred Director or Management Director shall be filled by the vote or written consent of the same shareholder or shareholders who appointed such director, provided that in the event that an Investor with the right to appoint and remove a director (such shareholder, the “Appointment Right Investor”) fails to appoint a director or fill the vacancy on the Board occurred because of the death, resignation or removal of the Preferred Director appointed thereby, the Board may, with the prior written consent of such Appointment Right Investor, appoint an independent director (by reference to the rules of the New York Stock Exchange or the Nasdaq National Market when determining independence) (the “Independent Director”, and for the avoidance of doubt, the Independent Director shall not be deemed to be a Preferred Director) to take the seat reserved for the Appointment Right Investor, provided further that the Board shall release the Board seat (by removing an Independent Director or causing other shareholders to remove another Director) as soon as practicable following a written request to do so from the Appointment Right Investor.

[2]	We did not include Section 9.7 of the BVI M&A as this relates to BVI laws.

28.2	In addition to any Board member appointment rights pursuant to Section 28.1, (i) each of MPC, HongShan, GS, Boyu, TCV, SoftBank, Aspex and Vitruvian, for so long as it holds no less than two percent (2%) of the Shares of Company on a fully-diluted and as-converted basis and (ii) each of BVP and EQT, for so long as it holds no less than one point six percent (1.6%) of the Shares of Company on a fully-diluted and as-converted basis, and in the event that foregoing member is not entitled to appoint its director pursuant to this Section 28, shall be entitled to designate one (1) representative (an “Observer”), to attend all meetings of the Board and any committee (whether in person, by telephone or other means) in a non-voting observer capacity and the Observer shall be entitled to receive all the notices, minutes, and other materials in relation to the Board meetings and committee meetings.

28.3	Each Director holds office for the term, if any, fixed by the Ordinary Resolution or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, resignation or removal.

28.4	Each Shareholder shall vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no Director elected pursuant to Section 28.1 may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the Shareholder(s) who originally appointed such Director, or (B) the Person(s) originally entitled to designate or approve such Director pursuant to Section 28.1 is no longer so entitled to designate or approve such Director; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 28.1 shall be filled pursuant to the provisions of Section 28.1.

28.5	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

28.6	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

28.7	The register of directors and officers may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

28.8	Upon the request of any Appointment Right Investor, the Company and each Shareholder shall procure that the board of each Group Company shall at all times consist of the same members as the Board of the Company, in which the Appointment Right Investors shall be entitled to appoint the same number of directors to each such Group Company as it is entitled to appoint to the Company. Upon the exercise by any Appointment Right Investor of its right abovementioned, any Appointment Right Investor having the right to designate an Observer to the Board pursuant to Section 28.2 of the Articles shall have the right to appoint and, upon request by such Appointment Right Investor, the Company and each Shareholder shall procure the appointment of, one (1) representative to attend all meetings of the board of such Group Company and any committee thereof (whether in person, by telephone or other means) in a non-voting observer capacity and such observer shall be entitled to receive all notices, minutes, and other materials in relation to such Group Company’s board meetings and committee meetings.

29	Vacation of Office of Director

29.1	A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Statute.

29.2	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

30	Proceedings of Directors

30.1	Any one Director may call a meeting of the directors by sending a written notice to each other director.

30.2	The Directors or any committee thereof may meet at such times and in such manner and places within or outside the Cayman Islands as the directors may determine to be necessary or desirable, provided that the Board shall hold at least one (1) meeting every quarter either telephonically or in person, unless otherwise agreed by a vote of all the directors. Each Director or Observer of the Company may be accompanied by one (but not more than one) team member to attend the meetings of the Directors.

30.3	A Director is deemed to be present at a meeting of Directors if he participates by any Electronic Facility.

30.4	A director shall be given not less than three (3) days’ notice of meetings of directors, but a meeting of directors held without three (3) days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive such notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director.

30.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

30.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting, there are present in person or by Electronic Facility, directors (including alternate directors) with not less than the majority of the votes of the directors of the Company (inclusive of at least a majority of the Preferred Directors); provided, however, that if such quorum cannot be obtained for a meeting of directors after two (2) consecutive notices of such meetings have been duly sent by the Company with the first notice providing not less than five (5) Business Days’ prior notice and the second notice providing not less than three (3) Business Days’ prior notice, then the attendance of any directors with at least a majority of votes of the directors of the Company with not less than three (3) Business Days’ prior notice shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings. Subject to Schedule A, matters discussed at any meeting of the directors shall be decided by a majority of votes casted by the directors present at the meeting.

30.7	If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Statute, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

30.8	At meetings of Directors at which the Chairman of the Board is present, she or he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their members to be chairman of the meeting.

30.9	An action that may be taken by the Directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

30.10	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body.

30.11	The Directors may elect a chairperson of their board and determine the period for which they are to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting.

30.12	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.13	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by that Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	[Reserved]

32	Directors’ Interests

32.1	No Person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in any way interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him or the alternate director appointed by him at or prior to its consideration and any vote thereon.

32.2	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

32.3	For the purposes of Section 32.2, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

32.4	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Statute shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by that Director, provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if they cease to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The directors may, by Resolution of Directors and subject to Schedule A, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. Each Preferred Director shall be a member of each committee and at least a majority of the Preferred Directors shall be required to form a quorum for any meeting of each such committee; provided, however, that if such quorum cannot be obtained for a committee meeting after two (2) consecutive notices of such meetings have been duly sent by the Company with the first notice providing not less than five (5) days’ prior notice and the second notice providing not less than three (3) days’ prior notice, then the attendance of any members of the committee with at least the majority of the votes present at any committee meeting called with not less than two (2) days’ prior notice shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of such meetings. Subject to Article 2 of Schedule A, all acts of the committee(s) shall require the approval of a simple majority of the members thereof.

34.3	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

34.4	Sections 34.3(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

34.5	The meetings and proceedings of each committee of Directors consisting of three or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

34.6	Where the Directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Statute.

34.7	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

35	Officers and Agents

35.1	Subject to Schedule A, the Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

35.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

35.3	The emoluments of all officers shall be fixed by Resolution of Directors.

35.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

35.5	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

35.6	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands.

35.7	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

35.8	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

36	Alternate Directors

36.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by them.

36.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which their appointor is a member, to attend and vote at every such meeting at which the Director appointing them is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of their appointor as a Director in their absence.

36.3	An alternate Director shall cease to be an alternate Director if their appointor ceases to be a Director.

36.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

36.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for their own acts and defaults and shall not be deemed to be the agent of the Director appointing them.

37	No Minimum Shareholding

A director is not required to hold a Share as a qualification to office.

38	Remuneration of Directors

38.1	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond that Director’s ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

39	Seal

39.1	The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.

39.2	The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office.

39.3	Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings.

39.4	The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

40	Dividends, Distributions and Reserve

40.1	Subject to the Statute, this Article and Schedule A and except as otherwise provided by the rights attached to any Shares, the Directors may, by Resolution of Directors resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2	The Directors may resolve that any Dividend or other distribution be paid wholly or partly in money, Shares, or other property.

40.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Section 20.1.

40.4	No Dividend or other distribution shall bear interest against the Company and no dividend shall be paid on Treasury Shares.

40.5	Any Dividend or other distribution which remains unclaimed after a period of three years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42	Books of Account[3]

42.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

42.2	The Company may by Ordinary Resolution call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

[3]	We did not include Section 15 and Section 16 of the BVI M&AA as this relates to BVI laws.

42.3	The Company may by Ordinary Resolution call for the accounts to be examined by auditors.

43	Audit

43.1	The first auditors shall be appointed by Resolution of Directors; subject to Schedule A, subsequent auditors shall be appointed by Ordinary Resolution or by Resolution of Directors.

43.2	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

43.3	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

43.4	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

43.5	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

43.6	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

43.7	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

44	Notices

44.1	Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to the Memorandum and these Articles shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the recipient; (b) when sent by facsimile, upon a successful transmission report being generated by the sender’s machine to such address provided to the Company for this purpose; (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the recipient shown in the Register of Members or in the Shareholders Agreement with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (d) when sent by electronic mail, upon receipt of appropriate confirmation via telephone or electronic mail to such address provided to the Company for this purpose.

44.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its Registered Office.

44.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the Registered Office or that it was mailed in such time as to admit to its being delivered to the Registered Office of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

45	Winding Up

45.1	Subject to Schedule A, if the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. The remaining assets of the Company and proceeds arising from a winding up of the Company shall be distributed among the Shareholders in accordance with Article 4 of Schedule A.

45.2	If the Company shall be wound up, the liquidator may, subject to Schedule A and the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46	Indemnity and Insurance

46.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

46.2	The indemnity in Section 46.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.[4]

46.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

46.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

46.5	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Section 46.1.

46.6	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Section 46.1 and upon such terms and conditions, if any, as the Company deems appropriate.

46.7	The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 46 is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Ordinary Resolution, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

46.8	If a person referred to in Section 46.1 has been successful in defense of any proceedings referred to in Section 46.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

[4]	We did not include Section 14.3 of the BVI M&AA as this relates to BVI laws.

46.9	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

47	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48	Transfer by Way of Continuation

Subject to Schedule A, if the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49	Mergers and Consolidations

Subject to Schedule A, the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

Schedule A
RIGHTS AND PREFERENCES OF THE SHARES

1.	CONVERSION RIGHTS OF PREFERRED SHARES

1.1	Conversion Rights. Each holder of Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of its Preferred Shares into fully paid and non-assessable Ordinary Shares at any time. The right of conversion may be exercised at any time and in any event before a Qualified IPO and if not redeemed or converted earlier the Preferred Shares shall automatically be converted on the consummation of the Qualified IPO in accordance with Article 1.2 below. The conversion rate for each Preferred Share shall be determined by dividing the Applicable Original Issue Price by the then effective Conversion Price (as defined below), with respect to each series of Preferred Shares.

The conversion price for each series of Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof (including adjustments in the event of any recapitalization), is referred hereinafter as Conversion Price for such Preferred Share (the “Conversion Price”). The initial Conversion Price for each of the Preferred Shares shall be the Applicable Original Issue Price.

1.2	Automatic Conversion. Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into such number of fully-paid and non-assessable Ordinary Shares, at the then applicable Conversion Price for such Preferred Share, without the payment of any additional consideration, upon the closing of a Qualified IPO.

1.3	Optional Conversion Rights. At any time and from time to time prior to the closing of a Qualified IPO, without the payment of additional consideration thereof, and subject to and upon compliance with the provisions of Article 1.4, the holder of any Preferred Share shall have the right, at its option, to convert, all or any portion of its Preferred Shares into such number of fully-paid and non-assessable Ordinary Shares at the then applicable Conversion Price.

1.4	Mechanics of Conversion.

(a)	No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Ordinary Shares (including any fractions thereof) issuable upon conversion of the Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective relevant applicable Conversion Price for the Preferred Shares.

(b)	Before the holder of the Preferred Shares shall be entitled to convert any of its Preferred Shares into the Ordinary Shares and to receive certificates therefor, it shall surrender the certificate or certificates for the Preferred Shares, duly endorsed, at the office of the Company where the Register of Members is maintained or of any transfer agent and shall give written notice to the Company at such office that it elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Article 1.2 of this Schedule A, the outstanding Preferred Shares shall be converted automatically without any further action by the holders of such Preferred Shares and whether or not the certificates representing such Preferred Shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the Ordinary Shares issuable upon such Automatic Conversion unless the certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed.

(c)	The Company or its duly appointed agent shall, promptly update the Register of Members, as soon as practicable after such delivery, or such notification in the case of a lost certificate (subject to an indemnity by the holder in a form reasonably satisfactory to the directors), issue and deliver at such office to such holder of the Preferred Share, a certificate or certificates for the number of the Ordinary Shares to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, or in the case of Automatic Conversion upon a Qualified IPO, on the date of, and immediately prior to, the closing of the Qualified IPO, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Share being converted.

(d)	The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder or holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

1.5	Adjustments to Conversion Price.

(a)	Special Definitions. For purposes of this Article 1.5, the following definitions shall apply:

“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

“Convertible Securities” shall mean warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) or Convertible Securities issued (or, pursuant to this paragraph deemed to be issued) by the Company after the Series E+ Third Additional Closing Date, other than (1) the following Ordinary Shares and (2) the Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities:

(i)	Ordinary Shares or Options issued or issuable to employees, officers, directors and consultants of the Company pursuant to the ESOP;

(ii)	the Ordinary Shares, Options or Convertible Securities issued upon a share split, recapitalization, reclassification, share consolidation, share dividend, or any subdivision of Ordinary Shares or other similar event;

(iii)	the Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on the Preferred Shares;

(iv)	the Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

(v)	the Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or the Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Securities issued and outstanding on the date of adoption of this Memorandum; and

(vi)	the Ordinary Shares or Convertible Securities issued pursuant to a Qualified IPO.

(b)	No Adjustment to Conversion Price. No adjustment in the Conversion Price for any series of Preferred Shares shall be made in respect of the issuance of the Additional Ordinary Shares, provided that the applicable Conversion Price for the Preferred Shares shall be adjusted in accordance with this Article 1.5 if the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the applicable Conversion Price of each such Preferred Share in effect on the date of and immediately prior to such issuance.

(c)	Adjustment of Conversion Price upon Issuance of Additional Ordinary Shares below Conversion Price. In the event that after the Series E+ Third Additional Closing Date the Company shall issue Additional Ordinary Shares for a consideration per share less than the applicable Conversion Price of any series of the Preferred Share in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below. The mathematical formula for determining the adjusted applicable Conversion Price is as follows:

AP = OP * (OS + (NP/OP))/(OS + NS)

WHERE:

AP = adjusted applicable Conversion Price in effect immediately after the Additional Ordinary Shares are issued or sold

OP = old applicable Conversion Price in effect immediately before the Additional Ordinary Shares are issued or sold

OS = the number of Ordinary Shares (on a fully-diluted and as-converted basis) immediately before the Additional Ordinary Shares are issued or sold, treating for this purpose as all Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding Convertible Securities or Options immediately before the Additional Ordinary Shares are issued or sold

NP = the total consideration received for the issuance or sale of Additional Ordinary Shares

NS = the number of Additional Ordinary Shares issued or sold

If the Conversion Price of a series of Preferred Shares is to be adjusted pursuant to this Article 1.5(c) above, upon the consent of at least a majority of the holders of that series of Preferred Shares, the Company shall issue to all holders of that series of Preferred Shares such number of additional Preferred Shares equal to the difference between (i) the number of Ordinary Shares that all such series of Preferred Shares held by such holder shall be converted into after the applicable Conversion Price is adjusted pursuant to this Article 1.5(c) above, and (ii) the number of such series of Preferred Shares held by such holder prior to the adjustment of the applicable Conversion Price, in lieu of the adjustments of the applicable Conversion Price of such series of the Preferred Shares and issuance of adjustment certifications (the “Compensation Shares”). After the issuance of the Compensation Shares to such holder, the Applicable Original Issue Price of that series of Preferred Shares shall be reduced accordingly and the initial applicable Conversion Price shall be equal to Applicable Original Issue Price.

(d)	Deemed Issuance of Additional Ordinary Shares.

(i)	If the Company at any time or from time to time after the Series E+ Third Additional Closing Date shall issue any Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities, then the maximum number of the Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Convertible Securities shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Convertible Securities plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(ii)	If the terms of any Convertible Securities, the issuance of which resulted in an adjustment to the applicable Conversion Price for the Preferred Shares pursuant to the terms of Article 1.5, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Convertible Securities to provide for either (1) any increase or decrease in the number of the Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Convertible Securities or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for the Preferred Shares computed upon the original issue of such Convertible Securities (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price for the Preferred Shares as would have been obtained had such revised terms been in effect upon the original date of issuance of such Convertible Securities.

(iii)	If the terms of any Convertible Securities, the issuance of which did not result in an adjustment to the applicable Conversion Price for the Preferred Shares pursuant to the terms of Article 1.5, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Convertible Securities to provide for either (1) any increase or decrease in the number of the Ordinary Shares issuable upon the exercise, conversion or exchange of any such Convertible Securities or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Convertible Securities, as so amended or adjusted, and the Additional Ordinary Shares subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)	If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Convertible Securities is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for the Preferred Shares provided for in this Article 1.5 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments. If the number of the Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Convertible Securities is issued or amended, any adjustment to the applicable Conversion Price for the Preferred Shares that would result under the terms of this Article 1.5 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price for the Preferred Shares that such issuance or amendment took place at the time such calculation can first be made.

(v)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 1.5 are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price for the Preferred Shares would not fairly protect the conversion rights of such Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 1.5, necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If any holder of the then issued and outstanding Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation agreeable to all the holders of the Ordinary Shares and the Preferred Shares, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

(vi)	No readjustment shall have the effect of increasing the Conversion Price of a certain Preferred Shares to an amount which exceeds the lower of (i) its Conversion Price on the original adjustment date, or (ii) its Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date.

(vii)	In the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided above.

(e)	Determination of Consideration. For purposes of this Article 1.5, the consideration received (or deemed to be received) by the Company for the issue or sale of any Additional Ordinary Shares (or any Additional Ordinary Shares deemed to be issued pursuant to Article 1.5(d)) shall be computed as follows:

(i)	Cash and Property: The consideration per share received by the Company for the issue or sale of Additional Ordinary Shares shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue or sale, as determined in good faith by the Board; and

(C)	in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such Additional Ordinary Shares as determined in good faith by the Board.

(ii)	Options and Convertible Securities. The consideration per share deemed to be received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 1.5(d), relating to Convertible Securities, shall be determined by dividing:

(A)	the total amount, if any, actually received by the Company as consideration for the issue, sale, grant or assumption of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating to such Options or Convertible Securities without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)	the maximum number of Additional Ordinary Shares (as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)	Adjustments for Share Dividends, Distributions and Subdivisions. In the event the Company shall declare or pay any dividend or make any other distribution on the Ordinary Shares payable in Ordinary Shares, or shall effect a subdivision of the outstanding Ordinary Shares, into a greater number of Ordinary Shares (by reclassification or otherwise than by payment of a dividend in Ordinary Shares), the applicable Conversion Price of the Preferred Shares in effect immediately prior to such share dividend, distribution or subdivision shall, concurrently with the effectiveness of such share dividend, distribution or subdivision, be proportionately decreased.

(g)	Adjustments for Combinations or Consolidation of the Ordinary Shares. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the applicable Conversion Price of the Preferred Shares in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(h)	Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. In the event the Company, after the Series E+ Third Additional Closing Date, (1) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (2) shall permit any other corporation or entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the Ordinary Shares shall be changed into or exchanged for share or other securities of any other person or cash or any other property, or (3) shall transfer all or substantially all of its properties or assets to any other corporation or entity (in the case of (1), (2) or (3) above, other than a transaction that the holders of the Preferred Shares elect to treat as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such Preferred Share would have received had the Preferred Shares been converted into the Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(i)	No Impairment. The Company will not, by the amendment of the Memorandum and the Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Article 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

(j)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Article 1.5 of this Schedule A, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Preferred Shares a certificate setting forth such adjustment or readjustment and showing in details the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of the Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the relevant Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

2.	PROTECTIVE PROVISIONS

2.1	In addition to such other restrictions or limitations as may be provided herein or in the Transaction Documents, subject to Article 2.2 to Article 2.5 below, for so long as any Preferred Share remains outstanding, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions listed in this Article 2.1 without the prior written consent of (i) the Series E/E+ Preferred Majority (as long as any Series E Preferred Share and/or Series E+ Preferred Share remains outstanding), (ii) the Series D+ Preferred Majority (as long as any Series D+ Preferred Share remains outstanding), (iii) the Series D Preferred Majority (as long as any Series D Preferred Share remains outstanding), (iv) the Series C Preferred Majority (as long as any Series C Preferred Share remains outstanding), (v) the Series B Preferred Majority (as long as any Series B Preferred Share remains outstanding), (vi) the Series A Preferred Majority (as long as any Series A Preferred Share remains outstanding), and (vii) the Ordinary Majority. Notwithstanding anything to the contrary contained herein, where any action listed in this Article 2.1 requires the approval of the Shareholders in accordance with applicable law, and if the Shareholders vote in favour of such act but the approval of any of the Series A Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series D Preferred Majority, the Series D+ Preferred Majority, the Series E/E+ Preferred Majority or the Ordinary Majority has not yet been obtained, the relevant Shareholders who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(a)	any cessation to conduct the main business of the Group Companies as currently conducted;

(b)	any sale, transfer or otherwise disposal of all or a majority of the goodwill and/or assets of any Group Company;

(c)	any increase, reduction, cancellation, or reclassification of the authorized or issued share capital of any Group Company, issuance, purchase or redemption of any shares of any Group Company, or any grant of any convertible securities, options or warrants over any portion of the share capital of any Group Company which may dilute the shareholding of any holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares (including reclassification that will dilute a Holder’s shareholding in the relevant Series of Preferred Shares) or reclassification of outstanding shares of the Company into shares having preference as to dividends or assets senior to or on parity with any existing series of Preferred Shares of the Company (for the avoidance of doubt, excluding (i) any issuance of Ordinary Shares upon conversion of Preferred Shares, (ii) the purchase, repurchase or redemption of the shares of the Company pursuant to the Article 3 of this Schedule A (including in connection with the conversion of the Preferred Shares into Ordinary Shares), and (iii) any issuance of Shares pursuant to any equity plan or incentive arrangement approved or to be approved in accordance with the Shareholders Agreement and these Memorandum and Articles and repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Group Companies in connection with the cessation of such employment or service or otherwise pursuant to the terms of the equity plan or incentive arrangement approved or to be approved in accordance with the Shareholders Agreement and these Memorandum and Articles);

(d)	any declaration, set aside or payment of a dividend or other distribution of any kind by any Group Company, or capitalization of the reserves of any Group Company (other than declaration, setting aside or payment of dividends or other distributions by wholly-owned Subsidiaries of the Company);

(e)	any creation, adoption, amendment of any employee stock option plan or any other stock option plan or restricted stock plan of any Group Company;

(f)	any merger, amalgamation, consolidation, Change of Control Event, Trade Sale (other than a Drag-Along Sale approved in accordance with Article 9.2);

(g)	any material amendment or waiver of any provision of any Charter Documents of any Group Company;

(h)	any disposition or dilution of the direct or indirect interests of the Company in any other Group Company or its Subsidiaries;

(i)	any approval of the sale, transfer or otherwise disposal of the shares of any Group Company other than the Company;

(j)	any consent to any proceeding seeking liquidation, winding up, dissolution, reorganization, or arrangement of any Group Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(k)	any material amendment or termination of any of the Control Documents;

(l)	any increase or decrease of the authorized size of the Board;

(m)	other than any non-exclusive license granted in the ordinary course of business, any sale, transfer, lease, license, pledge, or otherwise dispose of any Proprietary Rights of any Group Company that is material to the business of such Group Company;

(n)	any approval, modification, amendment of any provision of, or the entering into of the related party transaction between any Group Company and any director or shareholder of any Group Company (or an Affiliate of such director or shareholder), including without limitation, directly or indirectly providing loans, guarantee to any director or shareholder of any Group Company (or an Affiliate of such director or shareholder) or providing indemnity or guarantee to any debts of any director or shareholder of any Group Company (or an Affiliate of such director or shareholder), other than those occurred in the ordinary course of business consistent with past business practices and at the arm’s length principle; and

(o)	any agreement or commitment to do any of the foregoing.

2.2	For so long as GS or HongShan or MPC or Boyu holds any Share of the Company, without the prior written consent of each of GS, HongShan, MPC and Boyu, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, (i) by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, proceed with, or otherwise consummate, (x) a Trade Sale, which is at an implied valuation of the Group Companies of less than US$2,000,000,000, or (y) an initial public offering that is not a Qualified IPO, (ii) conduct any new business other than e-commerce, travel, leisure, lifestyle and related services, (iii) appoint an accounting firm other than a big-four accounting firm as the auditor of the Group Companies, (iv) make any amendment to, waiver of any terms under, or terminate, any of the Articles, the Management Rights Letters, the Taiwan Agency Agreement and the Taiwan IP License Agreement to the extent that GS’ or HongShan’s or MPC’s or Boyu’s rights and obligations are adversely affected by such amendment, waiver or termination, provided that, none of the restrictions in this subsection (iv) should restrict any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to satisfy the Taiwan Foreign Investment Laws, provided further that, in such case, the Key Parties and the Group Companies shall discuss with GS and HongShan and MPC and Boyu in good faith, prior and with respect to any of such amendment, waiver, or termination, and take into account of any reasonable comments and suggestions GS, HongShan, MPC and/or Boyu may have thereon, or (v) make any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series C Preferred Shares or Series D Preferred Shares (for the avoidance of doubt; any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series C Preferred Shares or Series D Preferred Shares, as the case may be, shall not be prohibited by this subsection (v), provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Article 6 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Article 2.2 shall not be amended, changed or waived without the prior written consent of each of GS, HongShan, MPC and Boyu.

2.3	Without the prior written consent of (a) with respect to subsection (i) through (v) below, SoftBank (so long as SoftBank holds any Series D+ Preferred Share of the Company), and (b) with respect to subsection (i) through (iv) below, the Series E/E+ Preferred Majority (so long as any Series E Preferred Share and/or Series E+ Preferred Share remains outstanding), and (c) with respect to subsection (v) below, Aspex (so long as Aspex holds any Series E Preferred Share of the Company), each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, (i) by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, proceed with, or otherwise consummate, (x) a Trade Sale, which is at an implied valuation of the Group Companies of less than US$3,400,000,000, or (y) an initial public offering that is not a Qualified IPO, (ii) conduct any new business other than e-commerce, travel, leisure, lifestyle and related services, (iii) appoint an accounting firm other than a big-four accounting firm as the auditor of the Group Companies, (iv) make any amendment to, waiver of any terms under, or terminate, any of the Articles, the Management Rights Letters, the Taiwan Agency Agreement and the Taiwan IP License Agreement to the extent that any rights and obligations of any Series D+ Shareholder or Series E Shareholder or Series E+ Shareholder are affected by such amendment, waiver or termination, provided that, none of the restrictions in this subsection (iv) should restrict any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to satisfy the Taiwan Foreign Investment Laws, provided further that, in such case, the Key Parties and the Group Companies shall discuss with SoftBank and the Series E/E+ Preferred Majority in good faith, prior and with respect to any such amendment, waiver, or termination, and take into account any reasonable comments and suggestions the Series D+ Preferred Majority or the Series E/E+ Preferred Majority may have thereon, or (v) make any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series D+ Preferred Shares or Series E Preferred Shares (for the avoidance of doubt, any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series D+ Preferred Shares or Series E Preferred Shares, as the case may be, shall not be prohibited by this subsection (v), provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Article 6 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Article 2.3 shall not be amended, changed or waived with the prior written consent of SoftBank, Aspex and/or the Series E/E+ Preferred Majority (to the extent such amendment, change or waiver is related to abovementioned matters that requires its prior written consent).

2.4	Without the prior written consent of holders representing more than fifty percent (50%) of the Series E+ Preferred Shares then outstanding, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, make any amendment or change or waiver of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series E+ Preferred Shares, (for the avoidance of doubt, any authorization, creation and/or issuance of any Equity Securities by the Company, including those ranking pari passu with or senior to the Series E+ Preferred Shares, as the case may be, shall not be prohibited by this Article 2.4, provided that, each Participation Rights Holder is provided with the opportunity to elect to exercise or not to exercise its Right of Participation under Article 6 hereof prior to such authorization, creation, or issuance of any New Securities by the Company). Notwithstanding any other provision of the Transaction Documents to the contrary, this Article 2.4 shall not be amended, changed or waived with the prior written consent of holders representing more than fifty percent (50%) of the Series E+ Preferred Shares then outstanding.

2.5	Without prejudice to shareholders’ rights under Article 2.1 to Article 2.4, none of the Group Companies shall take, permit to occur, approve, authorize, or agree or commit to do any of the following matters without the approval of a majority of the Board (which approval must include the approval of at least a majority of the Preferred Directors):

(a)	any approval of the appointment, termination, remuneration and other employment terms of the general manager, chief executive officer, chief operation officer, chairman, chief financial officer, chief technology officer or other Key Employees of the Group Companies;

(b)	any creation, adoption, amendment, administration of any bonus or incentive plan or profit sharing mechanism; the administration of any employee stock option plan or any other stock option plan, or restricted stock plan of any Group Company duly adopted by the Company, or grant any option under such plans;

(c)	any amendment to the approved or adopted treasury or accounting policies or any change in the financial year of the Company;

(d)	any appointment or change in the auditors of the Company;

(e)	any lending by any Group Company to any third parties in an amount equal to or exceeding US$1,000,000 in a single transaction or equal to or exceeding US$3,000,000 in the aggregate for all such transactions during any financial year;

(f)	any borrowing other than any loans for the purpose of trade financing as obtained from banks or other financial institutions in the ordinary course of business;

(g)	any provision of any guarantee, lien, or otherwise create encumbrance over the assets of any Group Company, other than the guarantee over the bank loan for the purpose of the daily operation of any Group Company in the amount of not exceeding US$5,000,000 in a single transaction or not exceeding US$9,000,000 in the aggregate for all such transactions during any financial year;

(h)	any acquisition of any stock, share or other securities of any company other than the Group Companies in an amount equal to or exceeding US$10,000,000 in a single transaction or equal to or exceeding US$20,000,000 in the aggregate for all such transactions during any financial year, or any development or establishment of brands other than those existing as of the date hereof;

(i)	any initial public offering of any Group Company;

(j)	any approval or amendment to the annual budget or business plan of the Group Companies;

(k)	any approval of entering into any of the following transactions (either in a single transaction or a series of related transactions): (i) incurrence of any expense outside the annual budget in excess of US$4,000,000 per month; or (ii) purchase or disposal of business/assets outside the annual budget in excess of US$12,000,000 during any fiscal year;

(l)	any increase in compensation of any employee of the Group Companies with monthly salary of at least US$20,000 by more than fifty percent (50%) in a twelve (12) month period;

(m)	any initiation or settlement of any material litigation or arbitration;

(n)	any agreement or commitment to do any of the foregoing.

2.6	Notwithstanding the above, HongShan shall not have veto rights with respect to subsections (a) and (j) of Article 2.5 above. The Company hereby confirms and agrees that before submitting the matters under subsections (a) and (j) of Article 2.5 above to the Board of the Company for resolution, the Company shall (i) provide the relevant information to HongShan; (ii) consult and reasonably consider the opinions of HongShan, with respect to the matters under subsections (a) and (j) of Article 2.5 above. Notwithstanding the above, HongShan shall not have veto rights over the matters under subsections (a) and (j) of Article 2.5 above, which matters shall be determined in accordance with the Shareholders Agreement and/or and these Memorandum and Articles respectively.

2.7	For the avoidance of doubt, if pursuant to the provisions hereof, the approval or consent of the Series A Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series D Preferred Majority, the Series D+ Preferred Majority, the Series E/E+ Preferred Majority, the Ordinary Majority or a particular Shareholder is required, such approval or consent may be obtained through votes on a shareholders’ meeting (if a meeting is convened) or written approvals or consents signed by the requisite Shareholders (in separate legal instruments or one single legal instrument).

3.	REDEMPTION RIGHT

3.1	Redemption Right.

(a)	Series A Preferred Shares. After the earlier of (i) January 1, 2027, or (ii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants, or undertakings under the Transaction Documents (other than any breach or non-performance of the Taiwan Agency Agreement in connection with, as a result of, or arising from any action or inaction to comply with requirements of any applicable laws, regulations and Governmental Authorities), upon written request of any holder of the Series A Preferred Shares, the Company shall redeem all, or any, of such holder’s Series A Preferred Shares, in accordance with the following terms.

(b)	Series B-1 Preferred Shares. After the earlier of (i) January 1, 2027, or (ii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants, or undertakings under the Transaction Documents (other than any breach or non-performance of the Taiwan Agency Agreement in connection with, as a result of, or arising from any action or inaction to comply with requirements of any applicable laws, regulations and Governmental Authorities), upon written request of any holder of the Series B-1 Preferred Shares, the Company shall redeem all, or any, of such holder’s Series B-1 Preferred Shares, in accordance with the following terms.

(c)	Series B-2 Preferred Shares. After the earlier of (i) January 1, 2027, or (ii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants, or undertakings under the Transaction Documents (other than any breach or non-performance of the Taiwan Agency Agreement in connection with, as a result of, or arising from any action or inaction to comply with requirements of any applicable laws, regulations and Governmental Authorities), upon written request of any holder of the Series B-2 Preferred Shares, the Company shall redeem all, or any, of such holder’s Series B-2 Preferred Shares, in accordance with the following terms.

(d)	Series B-3 Preferred Shares. After the earlier of (i) January 1, 2027, (ii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable, or (iii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants, or undertakings under the Transaction Documents (other than any breach or non-performance of the Taiwan Agency Agreement in connection with, as a result of, or arising from any action or inaction to comply with requirements of any applicable laws, regulations and Governmental Authorities), upon written request of any holder of the Series B-3 Preferred Shares, the Company shall redeem all, or any, of such holder’s Series B-3 Preferred Shares, in accordance with the following terms.

(e)	Series C Preferred Shares. After the earlier of (i) January 1, 2027, (ii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable, (iii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to any Transaction Documents, subject to the exclusions set forth in clause (iv), or (iv) any breach, termination or waiver by the parties thereto of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement (other than any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to comply with the Taiwan Foreign Investment Laws, provided further that, the Key Parties and the Group Companies shall have discussed with GS and HongShan and MPC in good faith, prior and with respect to any of such amendment, waiver, or termination, and have taken into account of any reasonable comments and suggestions GS and HongShan and MPC may have thereon), upon written request of any holder of the Series C Preferred Shares, the Company shall redeem all, or any, of such holder’s Series C Preferred Shares, in accordance with the following terms.

(f)	Series D Preferred Shares. After the earlier of (i) January 1, 2027, (ii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable, (iii) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to any Transaction Documents, subject to the exclusions set forth in clause (iv), or (iv) any breach, termination or waiver by the parties thereto of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement (other than any amendment to, waiver of any terms under, or termination of any provision of the Taiwan Agency Agreement or the Taiwan IP License Agreement if such amendment, waiver or termination is specifically and legally required by the competent and relevant Governmental Authority in Taiwan in order for the Group Companies to comply with the Taiwan Foreign Investment Laws, provided further that, the Key Parties and the Group Companies shall have discussed with GS and HongShan and MPC and Boyu in good faith, prior and with respect to any of such amendment, waiver, or termination, and have taken into account of any reasonable comments and suggestions GS and HongShan and MPC and Boyu may have thereon), upon written request of any holder of the Series D Preferred Shares, the Company shall redeem all, or any, of such holder’s Series D Preferred Shares, in accordance with the following terms.

(g)	Series D+ Preferred Shares. At any time after the earlier of (i) the occurrence of (x) any holder of Series D Preferred Shares or (y) holder(s) of Series C Preferred Shares (in an aggregate number representing at least nineteen percent (19%) of the number of the Series C Preferred Shares as of the date of the Series D+ Original Issue Date), providing notice (whether in one notice or in aggregate over a series of notices by one or more holders of Series C Preferred Shares) to the Company of their election to redeem any or all of their Series D Preferred Shares or Series C Preferred Shares, as applicable, pursuant to the provisions of this Article 3; (ii) January 1, 2027; (iii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable; or (iv) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to any Transaction Documents (including, without limiting the generality of the foregoing, any breach by such Persons of representations, warranties, covenants or agreements in or pursuant to any Transaction Documents relating to anti-bribery, anti-money laundering or sanction compliance), upon written request of any holder of the Series D+ Preferred Shares, the Company shall redeem all, or any, of such holder’s Series D+ Preferred Shares, in accordance with the following terms.

(h)	Series E Preferred Shares. At any time after the earlier of (i) the occurrence of (x) any holder of Series D Preferred Shares; or (y) holder(s) of Series C Preferred Shares (in an aggregate number representing at least nineteen percent (19%) of the number of the Series C Preferred Shares as of the date of the Series D+ Original Issue Date), providing notice (whether in one notice or in aggregate over a series of notices by one or more holders of Series C Preferred Shares) to the Company of their election to redeem any or all of their Series D Preferred Shares or Series C Preferred Shares, as applicable, pursuant to the provisions of this Article 3; (ii) January 1, 2027; (iii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable, or (iv) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to any Transaction Documents (including, without limiting the generality of the foregoing, any breach by such Persons of representations, warranties, covenants or agreements in or pursuant to any Transaction Documents relating to anti-bribery, anti-money laundering or sanction compliance), upon written request of any holder of the Series E Preferred Shares, the Company shall redeem all, or any, of such holder’s Series E Preferred Shares, in accordance with the following terms.

(i)	Series E+ Preferred Shares. At any time after the earlier of (i) the occurrence of (x) any holder of Series D Preferred Shares; or (y) holder(s) of Series C Preferred Shares (in an aggregate number representing at least nineteen percent (19%) of the number of the Series C Preferred Shares as of the date of the Series D+ Original Issue Date), providing notice (whether in one notice or in aggregate over a series of notices by one or more holders of Series C Preferred Shares) to the Company of their election to redeem any or all of their Series D Preferred Shares or Series C Preferred Shares, as applicable, pursuant to the provisions of this Article 3; (ii) January 1, 2027; (iii) the date on which there occurs any change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable, or (iv) the occurrence of a material breach by any Group Company, the Key Parties or the Founder Holdcos of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to any Transaction Documents (including, without limiting the generality of the foregoing, any breach by such Persons of representations, warranties, covenants or agreements in or pursuant to any Transaction Documents relating to anti-bribery, anti-money laundering or sanction compliance), upon written request of any holder of the Series E+ Preferred Shares, the Company shall redeem all, or any, of such holder’s Series E+ Preferred Shares, in accordance with the following terms.

3.2	Redemption Notice. Following receipt of the request for redemption from any holder of Series A Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series B-3 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares (collectively, the “Redeemable Shares”) pursuant to Article 3.1 above, the Company shall promptly (which shall be no more than three (3) Business Days following the receipt by the Company of the request for redemption as described in this Article 3.2) give written notice (the “Redemption Notice”) to each holder of record of the Redeemable Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that certain holders of the Redeemable Shares have elected redemption of all or any of the Redeemable Shares pursuant to the provisions of this Article 3, specify the redemption date (which shall be no less than ten (10) Business Days following the receipt by the Company of the request for redemption as described in this Article 3.2) (the “Redemption Date”), indicate that the other holders may also give notice to redeem and direct the holders to submit their share certificate (if any) to the Company on or before the scheduled redemption date if they wish to participate in such redemption.

3.3	Redemption Price. The redemption price for each Redeemable Share redeemed pursuant to Article 3.1 and Article 3.4 shall be equal to a price per Redeemable Share which is, (i) with respect to a Series A Preferred Share, (x) one hundred percent (100%) of the Series A Original Issue Price, plus (y) annual interest calculated at fifteen percent (15%) per annum on the Series A Original Issue Price, compounded annually from the date of the Series A Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series A Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series A Preferred Share, (ii) with respect to a Series B-1 Preferred Share, (x) one hundred percent (100%) of the Series B-1 Original Issue Price, plus (y) annual interest calculated at fifteen percent (15%) per annum on the Series B-1 Original Issue Price, compounded annually from the date of the Series B-1 Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-1 Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-1 Preferred Share, (iii) with respect to a Series B-2 Preferred Share, (x) one hundred percent (100%) of the Series B-2 Original Issue Price, plus (y) annual interest calculated at fifteen percent (15%) per annum on the Series B-2 Original Issue Price, compounded annually from the date of the Series B-2 Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-2 Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-2 Preferred Share, (iv) with respect to a Series B-3 Preferred Share, (x) one hundred percent (100%) of the Series B-3 Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series B-3 Original Issue Price, compounded annually from the date of the Series B-3 Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-3 Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series B-3 Preferred Share, (v) with respect to a Series C Preferred Share, (x) one hundred percent (100%) of the Series C Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series C Original Issue Price, compounded annually from the date of the Series C Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series C Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series C Preferred Share, (vi) with respect to a Series D Preferred Share, (x) one hundred percent (100%) of the Series D Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series D Original Issue Price, compounded annually from the date of the Series D Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series D Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series D Preferred Share, (vii) with respect to a Series D+ Preferred Share, (x) one hundred percent (100%) of the Series D+ Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series D+ Original Issue Price, compounded annually from the date of the Series D+ Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series D+ Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series D+ Preferred Share, (viii) with respect to a Series E Preferred Share, (x) one hundred percent (100%) of the Series E Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series E Original Issue Price, compounded annually from the date of the Series E Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series E Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series E Preferred Share, and () with respect to a Series E+ Preferred Share, (x) one hundred percent (100%) of the Series E+ Original Issue Price, plus (y) annual interest calculated at eight percent (8%) per annum on the Series E+ Original Issue Price, compounded annually from the date of the Series E+ Original Issue Date and up to and including the date of receipt by the holder thereof of the full redemption amount for such Series E+ Preferred Share, plus (z) all declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full redemption amount for such Series E+ Preferred Share (each, a “Redemption Price”).

3.4	Procedure. Upon delivery of the Redemption Notice, the aggregate Redemption Price to be paid by the Company as provided in Article 3.3 herein shall be paid by the Company in cash, subject to Article 3.5 below, on the Redemption Date. The Company will redeem each Redeemable Share by paying in cash therefor the Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such share. If the Company makes the Redemption Price available to a holder of the Redeemable Share, all rights of the holder of such Redeemable Share (except the right to receive the Redemption Price therefor) will cease with respect to such Redeemable Share, as applicable, and such Redeemable Share, as applicable, will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

3.5	Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Article 3 is due are insufficient to pay in full all the Redemption Price payable to all holders of Redeemable Shares who have requested redemption of all or part of the Redeemable Shares, or if the Company is otherwise prohibited by applicable law from making such redemption in full, those assets or funds which are legally available shall be used to the extent permitted by applicable law to redeem all the Redeemable Shares that have been requested to be redeemed in the following sequence:

(a)	Before any redemption payment shall be made to the other Shareholders of the Company, each holder of the Series E+ Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive, prior and in preference to any payment of Redemption Price to the holders of the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series E+ Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series E+ Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share;

(b)	After setting aside or paying the holder(s) of the Series E+ Preferred Shares that exercise their redemption right pursuant to this Article 3 the relevant Redemption Price in full pursuant to subsection (a) above, each holder of the Series E Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive, prior and in preference to any payment of Redemption Price to the holders of the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series E Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series E Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share;

(c)	After setting aside or paying the holder(s) of the Series E Preferred Shares and the Series E+ Preferred Shares that exercise their redemption right pursuant to this Article 3 the relevant Redemption Price in full pursuant to subsection (a) and (b) above, each holder of the Series D+ Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive, prior and in preference to any payment of Redemption Price to the holders of the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series D+ Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series D+ Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share;

(d)	After setting aside or paying the holder(s) of the Series D+ Preferred Shares, the Series E Preferred Shares and the Series E+ Preferred Shares that exercise their redemption right pursuant to this Article 3 the relevant Redemption Price in full pursuant to subsection (a), (b) and (c) above, each holder of the Series D Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive, prior and in preference to any payment of Redemption Price to the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series D Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series D Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share;

(e)	After setting aside or paying the holder(s) of the Series D Preferred Shares, the Series D+ Preferred Shares, the Series E Preferred Shares and the Series E+ Preferred Shares that exercise their redemption right pursuant to this Article 3 the relevant Redemption Price in full pursuant to subsections (a), (b), (c) and (d) above, each holder of the Series C Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive, prior and in preference to any payment of Redemption Price to the holders of the Series B Preferred Shares and Series A Preferred Shares, the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series C Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series C Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share.

(f)	After setting aside or paying the holder(s) of the Series C Preferred Shares, Series D Preferred Shares, the Series D+ Preferred Shares, the Series E Preferred Shares and the Series E+ Preferred Shares that exercise their redemption right pursuant to this Article 3 the relevant Redemption Price in full pursuant to subsections (a), (b), (c), (d) and (e) above, each holder of the Series B Preferred Shares and Series A Preferred Shares that exercises its redemption right pursuant to this Article 3 shall be entitled to receive the Redemption Price in relation to its Redeemable Shares. If, the Company’s assets or funds which are legally available to make the redemption payment to the holders of the Series B Preferred Shares and the Series A Preferred Shares that exercise the redemption right pursuant to this Article 3 shall be insufficient to make the payment of the foregoing amounts in full, then such assets and funds of the Company legally available shall be distributed among the holders of the Series B Preferred Shares and the Series A Preferred Shares that exercise the redemption right pursuant to this Article 3 on a pro rata basis based on each requesting holder’s Redemption Pro Rata Share.

For purpose of these Articles, the “Redemption Pro Rata Share” of a redeeming holder shall equal to a fraction (x) the numerator of which shall be an amount (each redeeming holder’s “Individual Redemption Amount”) obtained after multiplying the Applicable Original Issue Price by the total number of the Redeemable Shares that are requested to be redeemed by such redeeming holder; and (y) the denominator of which shall be the sum of all the requesting holders’ Individual Redemption Amount. All the assets or funds of the Company that become legally available for the redemption of the Redeemable Shares shall immediately be used to redeem the remaining Redeemable Shares which have been requested to be redeemed but the Company did not redeem pursuant to Article 3.5. Such subsequent payment of the Redemption Price shall be made among the holders that have elected to redeem in proportion to the Redemption Pro Rata Share in the sequence provided by Article 3.5. Any Redeemable Shares not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein.

3.6	The Company shall take actions necessary and use its commercially reasonable efforts to, to the extent necessary and not prohibited by the applicable laws, cause each of the Group Companies to (i) provide its own legally available funds to the Company, (ii) to the extent practicable, declare and pay a cash dividend and/or any other distribution, and/or (iii) sell, transfer or otherwise dispose of any and all of its properties and assets, and apply any and all legally available proceeds from any of the foregoing transactions for the purpose of the payment of the Redemption Price. The Company shall, and shall cause the Group Companies to use their commercially reasonable efforts to, ensure that the rights granted under this Article 3 to the redeeming holders of the Redeemable Shares are effective.

4.	LIQUIDATION PREFERENCE

4.1	Liquidation Preferences. Subject to the provisions of the Memorandum and the Articles and applicable law, upon the occurrence of any liquidation, dissolution, or winding up of the Company or any Liquidation Event (as defined below), whether voluntary or involuntary, any and all assets of the Company and proceeds arising from a liquidation, dissolution, or winding up of the Company or any Liquidation Event legally available for distribution shall be distributed in the following order:

(a)	Before any distribution or payment shall be made to the other Shareholders of the Company, each holder of the Series E+ Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares, Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, for each Series E+ Preferred Share held by such holder, an amount equal to 100% of the aggregate Series E+ Original Issue Price paid by such holder, plus annual interest calculated at eight percent (8%) per annum on the Series E+ Original Issue Price, compounded annually from the date of the Series E+ Original Issue Date and up to and including the date of receipt by the holder thereof of the full liquidation amount for such Series E+ Preferred Share, plus all accrued but unpaid dividends on such Series E+ Preferred Share (the “Series E+ Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series E+ Preferred Share shall be insufficient to make the payment of the foregoing amounts in full on all Series E+ Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series E+ Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(b)	After setting aside or paying the Series E+ Liquidation Preference Amount in full pursuant to Article 4.1(a) above, the Series E Preferred Shares and the Series D+ Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series D Preferred Shares, Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, (i) for each Series E Preferred Share held by such holder, an amount equal to 100% of the aggregate Series E Original Issue Price paid by such holder, plus annual interest calculated at eight percent (8%) per annum on the Series E Original Issue Price, compounded annually from the date of the Series E Original Issue Date and up to and including the date of receipt by the holder thereof of the full liquidation amount for such Series E Preferred Share, plus all accrued but unpaid dividends on such Series E Preferred Share (the “Series E Liquidation Preference Amount”), (ii) for each Series D+ Preferred Share held by such holder, an amount equal to 100% of the aggregate Series D+ Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series D+ Preferred Share (the “Series D+ Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series E Preferred Shares and the Series D+ Preferred Shares shall be insufficient to make the payment of the foregoing amounts in full on all Series E Preferred Shares and Series D+ Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series E Preferred Shares and Series D+ Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(c)	After setting aside or paying the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount and the Series D+ Liquidation Preference Amount in full pursuant to Article 4.1(a) and Article 4.1(b) above, each holder of the Series D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, for each Series D Preferred Share held by such holder, an amount equal to 100% of the aggregate Series D Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series D Preferred Share (the “Series D Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series D Preferred Shares shall be insufficient to make the payment of the foregoing amounts in full on all Series D Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series D Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(d)	After setting aside or paying the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D+ Liquidation Preference Amount and the Series D Liquidation Preference Amount in full pursuant to Article 4.1(a), Article 4.1(b) and Article 4.1(c) above, each holder of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series B Preferred Shares, the Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, for each Series C Preferred Share held by such holder, an amount equal to 120% of the aggregate Series C Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series C Preferred Share (the “Series C Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series C Preferred Shares shall be insufficient to make the payment of the foregoing amounts in full on all Series C Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(e)	After setting aside or paying the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D+ Liquidation Preference Amount, the Series D Liquidation Preference Amount and the Series C Liquidation Preference Amount in full pursuant to Article 4.1(a), Article 4.1(b), Article 4.1(c) and Article 4.1(d) above, each holder of the Series B Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, (i) for each Series B-1 Preferred Share held by such holder, an amount equal to 120% of the aggregate Series B-1 Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series B-1 Preferred Share, (ii) for each Series B-2 Preferred Share held by such holder, an amount equal to 120% of the aggregate Series B-2 Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series B-2 Preferred Share, and (iii) for each Series B-3 Preferred Share held by such holder, an amount equal to 100% of the aggregate Series B-3 Original Issue Price paid by such holder, plus all accrued but unpaid dividends on such Series B-3 Preferred Share (the “Series B Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series B Preferred Shares shall be insufficient to make the payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(f)	After setting aside or paying the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D+ Liquidation Preference Amount, the Series D Liquidation Preference Amount, the Series C Liquidation Preference Amount and the Series B Liquidation Preference Amount in full pursuant to Article 4.1(a), Article 4.1(b), Article 4.1(c), Article 4.1(d) and Article 4.1(e) above, each holder of the Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series Seed Preferred Shares and Ordinary Shares, for each Series A Preferred Share held by such holder an amount equal to one hundred and twenty percent (120%) of the aggregate Series A Original Issue Price paid by such holder plus all declared but unpaid dividends and distributions on each such Series A Preferred Shares (the “Series A Liquidation Preference Amount”). If, upon any such liquidation, distribution, winding up or Liquidation Event, the assets and funds thus legally available to be distributed among the holders of the Series A Preferred Shares shall be insufficient to make payment of the Series A Liquidation Preference Amount in full on all Series A Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon;

(g)	After setting aside or paying the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D+ Liquidation Preference Amount, the Series D Liquidation Preference Amount, the Series C Liquidation Preference Amount, the Series B Liquidation Preference Amount and the Series A Liquidation Preference Amount in full pursuant to Article 4.1(a), Article 4.1(b), Article 4.1(c), Article 4.1(d), Article 4.1(e) and Article 4.1(f) above, any and all remaining assets of the Company and proceeds arising from a liquidation, dissolution, or winding up of the Company or any Liquidation Event legally available for distribution shall be distributed ratably among the holders in accordance with the order provided under Article 4.1(g)(i) or Article 4.1(g)(ii) as chosen by holders representing more than fifty (50%) of the Series Seed Preferred Shares then issued and outstanding (voting as a single class on an as-converted basis),

(i)	each holder of the Series Seed Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Ordinary Shares, for each Series Seed Preferred Share held by such holder an amount equal to the aggregate Series Seed Original Issue Price paid by such holder and interest accrued at a simple interest rate of eight percent (8%) per annum, plus all declared but unpaid dividends and distributions on each such Series Seed Preferred Shares (the “Series Seed Liquidation Preference Amount”). If the remaining assets and funds thus legally available to be distributed among the holders of the Series Seed Preferred Shares shall be insufficient to make payment of the Series Seed Liquidation Preference Amount in full on all Series Seed Preferred Shares, then such assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series Seed Preferred Shares ratably in proportion to the full amounts each such holder would otherwise be respectively entitled thereon; and

(A) if there are assets of the Company and proceeds arising from a liquidation, dissolution, or winding up of the Company or any Liquidation Event legally available for distribution after full payment of the Series E+ Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D+ Liquidation Preference Amount, Series D Liquidation Preference Amount, the Series C Liquidation Preference Amount, the Series B Liquidation Preference Amount, the Series A Liquidation Preference Amount and the Series Seed Liquidation Preference Amount in accordance with Article 4.1(a), Article 4.1(b), Article 4.1(c), Article 4.1(d), Article 4.1(e), Article 4.1(f) and Article 4.1(g)(i)(A), the remaining assets of the Company and proceeds arising from a liquidation, dissolution, or winding up of the Company or any Liquidation Event legally available for distribution shall be distributed ratably among the holders of the outstanding Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and Series E+ Preferred Shares based on the number of Shares held by each holder (calculated on an as-converted basis in the case of Preferred Shares, but excluding any Series Seed Preferred Shares).

OR

(ii)	the remaining assets of the Company and proceeds arising from a liquidation, dissolution, or winding up of the Company or any Liquidation Event legally available for distribution shall be distributed ratably among the holders of the outstanding Shares based on the number of Shares held by each holder (calculated on an as-converted basis in the case of Preferred Shares).

For avoidance of doubt, notwithstanding anything to the contrary in the foregoing, if a Liquidation Event is a transaction that by its nature requires or involves a sale of Preferred Shares by Preferred Shareholders, payment of proceeds from such Liquidation Event in accordance with this Article 4.1 shall only be made to those Preferred Shareholders who have sold Preferred Shares in connection with such Liquidation Event, and if such Preferred Shareholder has not sold all of its Preferred Shares in connection with such Liquidation Event, then the payment of such proceeds in accordance with this Article 4.1 shall be in proportion to the relevant Preferred Shares sold by such Preferred Shareholder.

4.2	Liquidation on Sale or Merger. Any of the following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Article 4 of this Schedule A, unless waived by the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority:

(a)	a Change of Control Event;

(b)	a Trade Sale;

(c)	termination of, or making any unilateral amendments to the Control Documents; or

(d)	any transaction in which the shareholders of the PRC Companies who had been shareholders immediately prior to the transaction did not retain a majority of the equity or voting power in the surviving entity.

4.3	Non-Cash. In the event the Company proposes to distribute assets other than cash in connection with Article 4, the value of the assets to be distributed to the Shareholders shall be determined in good faith by the Board (including the affirmative votes of all Preferred Directors) or by a liquidator if one is appointed. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the affirmative votes of all Preferred Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative votes of all Preferred Directors), or by a liquidator if one is appointed.

5.	DIVIDENDS

5.1	Subject to the Statute and the Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor, the dividends shall be at a time and of an amount the Board think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution of the dividends, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Without obtaining the approval set forth in Article 2 of this Schedule A, the Company shall not declare or pay any dividends.

5.2	Each holder of the Series E+ Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series E Preferred Shares, Series D+ Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series E+ Original Issue Price for each Series E+ Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.3	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares of the amounts specified in Article 5.2 above in full, each holder of the Series E Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series D+ Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series E Original Issue Price for each Series E Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.4	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares and the Series E Preferred Shares of the amounts specified in Article 5.2 and Article 5.3 above in full, each holder of the Series D+ Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series D+ Original Issue Price for each Series D+ Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.5	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares, the Series E Preferred Shares and the Series D+ Preferred Shares of the amounts specified in Article 5.2, Article 5.3 and Article 5.4 above in full, each holder of the Series D Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series D Original Issue Price for each Series D Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.6	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares, the Series E Preferred Shares, the Series D+ Preferred Shares and the Series D Preferred Shares of the amounts specified in Article 5.2, Article 5.3, Article 5.4 and Article 5.5 above in full, each holder of the Series C Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series B Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series C Original Issue Price for each Series C Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.7	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares, the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares of the amounts specified in Article 5.2, Article 5.3, Article 5.4, Article 5.5 and Article 5.6 above in full, each holder of the Series B Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to (i) eight percent (8%) per annum of the Series B-1 Original Issue Price for each Series B-1 Preferred Share held by such holder, (ii) eight percent (8%) per annum of the Series B-2 Original Issue Price for each Series B-2 Preferred Share held by such holder, and (iii) eight percent (8%) per annum of the Series B-3 Original Issue Price for each Series B-3 Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.8	After payment or setting aside for dividends to the holders of the Series E+ Preferred Shares, the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares of the amounts specified in Article 5.2, Article 5.3, Article 5.4, Article 5.5, Article 5.6 and Article 5.7 above in full, each holder of the Series A Preferred Shares shall be entitled to receive, on parity with each other and in preference to any declaration or payment of dividends or distributions to Series Seed Preferred Shares and Ordinary Shares, on an annual basis, non-cumulative dividends at the rate equal to eight percent (8%) per annum of the Series A Original Issue Price for each Series A Preferred Share held by such holder; provided that such dividends shall accrue and be payable only when, as, and if declared by the Board.

5.9	After payment of the preferential dividends to the holders of the Series E+ Preferred Shares, the Series E Preferred Shares, the Series D+ Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares in accordance with Article 5.2, Article 5.3, Article 5.4, Article 5.5, Article 5.6, Article 5.7 and Article 5.8 and in the event the Company further declares dividend or distribution in cash or in kind, any additional dividends shall be distributed ratably among all Shareholders according to the relative number of Ordinary Shares held by such Shareholder on an as-if-converted basis, including the holders of the Series Seed Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D+ Preferred Shares, the Series E Preferred Shares and the Series E+ Preferred Shares.

6.	RIGHT OF PARTICIPATION

6.1	General. Each holder of Preferred Shares (the “Participation Rights Holders”, and each a “Participation Rights Holder”) shall have a right of first refusal to purchase up to such holder’s Pro Rata Share of the New Securities available for subscription (the “Right of Participation”). Each Participation Rights Holder shall be entitled to apportion its Right of Participation hereby granted to it among itself and its Affiliates (other than Competitors unless with approval by the Ordinary Majority) in such proportions as it deems appropriate, provided that, such Affiliate shall, at the closing of any purchase, execute and deliver to the Company and the other parties of the Shareholders Agreement an adherence agreement to the Shareholders Agreement.

6.2	Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) then held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (assuming conversion of all convertible securities) immediately prior to the issuance of New Securities giving rise to the Right of Participation.

6.3	New Securities. “New Securities” shall mean any Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a)	any Ordinary Shares issued upon conversion of the Preferred Shares authorized;

(b)	any securities issued in connection with any share split, recapitalization, reclassification, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(c)	Ordinary Shares issued or issuable to officers, directors, employees and consultants of the Company pursuant to any equity plan or incentive arrangement approved or to be approved in accordance with the Shareholders Agreement, this Memorandum and the Articles;

(d)	those issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to this Memorandum and the Articles;

(e)	any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, a majority of the assets, voting power or equity ownership of such other corporation or entity, as duly approved in accordance with the Shareholders Agreement, this Memorandum and the Articles;

(f)	any securities issued pursuant to transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved in accordance with the Shareholders Agreement, this Memorandum and the Articles; and

(g)	any securities offered in an underwritten registered public offering by the Company, as duly approved in accordance with the Shareholders Agreement, this Memorandum and the Articles.

6.4	Procedures.

(a)	First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the identity of the prospective subscriber, the amount and type of New Securities available for subscription, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall be entitled to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities available for subscription at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within ten (10) Business Days from the date of such First Participation Notice. If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

(b)	Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise fully its Right of Participation in accordance with Article 6.4(a) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the Participation Rights Holders who agreed to exercise their Right of Participation in full (the “Rights Participants”) in accordance with Article 6.4(a) above. Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription by all Rights Participants, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the lesser of (x) the number of additional New Securities it proposed to purchase; and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by all Rights Participants by (ii) a fraction the numerator of which is the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) held by each oversubscribing Rights Participant and the denominator of which is the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (calculated on an as-converted basis) held by all the oversubscribing Rights Participants, provided that, if this results in any remaining New Securities not being taken up, then the oversubscribing Rights Participants who have had their allocation so cut back shall be entitled to take up the shortfall on a pro-rata basis. Each oversubscribing Rights Participant shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to this Article 6.4(b) and the Company shall so notify the Rights Participants within fifteen (15) Business Days from the date of the Second Participation Notice.

(c)	Failure to Exercise. (i) In the event Participation Rights Holders do not exercise the Right of Participation with respect to all New Securities described in the First Participation Notice, after ten (10) Business Days following the date of the First Participation Notice, or (ii) upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell the New Securities (in respect of which any Right of Participation was not fully exercised) at the same price and upon the same non-price terms specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such prescribed period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Article 6.

7.	DISPOSITION OF SHARES

7.1	Restriction on Transfers. Subject to Article 7.3, each of the Key Parties agrees that, regardless of his/her/its employment status or relationship with the Company or the Group Companies, without the prior written consent of the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority, he/she/it shall not, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of his/her/its Shares in the Company or any of other Group Companies or any interest therein (in each case, a “Transfer”) until the earlier of the consummation of (a) a Qualified IPO or (b) a Trade Sale. In the case that any Share is held by his/her/its ultimate beneficial owner through one or more level of holding companies (including without limitation, the Founder Holdcos), any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions shall be deemed as an indirect transfer of such Shares. The parties agree that the restrictions on the Transfer of the Shares held by the Key Parties and Founder Holdcos contained in this Memorandum and the Articles shall apply to such indirect transfer and shall not be circumvented by means of any indirect transfer of the Shares.

7.2	Transfer by Preferred Shareholders.

(a)	Subject to Article 7.2(b) and Article 7.2(d) below only, any Preferred Shareholder and Investing Ordinary Shareholder shall have the right to Transfer any Preferred Shares (or the relevant Conversion Shares) and Ordinary Shares, as applicable, held by it to any third party, provided that (i) such Transfer is effected in compliance with all applicable laws and (ii) each such transferee or assignee agrees in writing to be bound by the terms of this Memorandum and the Articles and the Shareholders Agreement by executing an adherence agreement to the Shareholders Agreement.

(b)	Notwithstanding anything to the contrary in subsection (a) above, without the prior written consent of the Ordinary Majority, none of the Shareholders may Transfer the Shares held by it to any Competitor. Notwithstanding the foregoing, the restrictions on transfer of Shares under this Article 7.2(b) shall not apply to exercise of the co-sale rights by the Co-Sale Right Holder in accordance with Article 8.

(c)	For the avoidance of doubt, any Preferred Shareholder shall have the right to Transfer any Preferred Shares (or the relevant Conversion Shares) held by it to its Affiliates without being subject to any restrictions, provided that, such Affiliate is not a Competitor (in which case Article 7.2(b) shall apply).

(d)	If any Preferred Shareholder or Investing Ordinary Shareholder (as applicable) proposes to sell or transfer, directly or indirectly, any Preferred Shares (or the relevant Conversion Shares) or Ordinary Shares (such Preferred Shares (or the relevant Conversion Shares) and Ordinary Shares, collectively, the “Restricted Shares”) , as applicable, held by it to a Competitor’s Controlling Person, then such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall promptly give a written notice (the “Restricted Shares Transfer Notice”) to the Company, which shall include (i) the number of the Restricted Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of such Competitor’s Controlling Person, and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Restricted Shares Transfer Notice shall certify that such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) has received a firm offer from such Competitor’s Controlling Person and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Restricted Shares Transfer Notice. The Restricted Shares Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. The Company shall have the right, upon notice to such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) at any time within fifteen (15) Business Days after receipt of the Restricted Shares Transfer Notice, to purchase or designate any other Person(s) to purchase all or any portion of the Restricted Shares upon the same terms and conditions as set forth in the Restricted Shares Transfer Notice (“Right of First Refusal on Restricted Shares”), and such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall, upon receipt of the notice of purchase from the Company, sell the Restricted Shares to the Company pursuant to such terms. If the Company gives such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) notice that it desires to purchase or designate other Person(s) to purchase such Restricted Shares, then payment for the Restricted Shares shall be by check or wire transfer, against delivery of the Restricted Shares to be purchased, at a place agreed upon between the Company and such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after such Preferred Shareholder or Investing Ordinary Shareholder’s (as applicable) receipt of the Company’s notice of purchase. If the Company has declined to purchase or failed to exercise its Right of First Refusal on Restricted Shares with respect to any portion of the Restricted Shares within the above-prescribed period, such Preferred Shareholder or Investing Ordinary Shareholder (as applicable) shall have one hundred and twenty (120) days following such Preferred Shareholder or Investing Ordinary Shareholder’s (as applicable) delivery of the Restricted Share Transfer Notice to the Company to sell such Restricted Shares not purchased by the Company to the Competitor’s Controlling Person at a price upon terms and conditions no more favorable than specified in the original Restricted Shares Transfer Notice.

7.3	Exempted Transfers. Notwithstanding anything to the contrary contained herein, the transfer restrictions (including without limitation those set forth in this Article 7 and Article 8) shall not apply to (a) any transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) Transfer of no more than ten percent (10%) of the Shares directly or indirectly held by each Key Party as of the date hereof to the children, spouse, parent, grandchild or grandparent of such Key Party, or to trusts for the benefit of such Person or such Key Party, for bona fide estate planning purposes; (c) Transfer of the Shares now or hereafter directly or indirectly held by each Key Party or Ordinary Shareholder (excluding Investing Ordinary Shareholders), to any entity wholly-owned by such Key Party or Ordinary Shareholder (excluding Investing Ordinary Shareholders) (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by the terms of this Memorandum and the Articles and the Shareholders Agreement by executing an adherence agreement to the Shareholders Agreement; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

7.4	Right of First Refusal.

(a)	Notice of Sale. Subject to Article 7.1, if any Key Party, Ordinary Shareholder (excluding Investing Ordinary Shareholders), Founder Holdco, or their respective permitted transferee to which rights hereunder have been duly assigned in accordance with these Articles (each, a “Selling Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Shares (excluding Preferred Shares or Ordinary Shares that are issued or issuable upon conversion of Preferred Shares) (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each holder of the Preferred Shares (the “Non-Selling Shareholder”), which Transfer Notice shall include (i) the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. Each holder of Preferred Shares shall be entitled to apportion its right of first refusal hereby granted to it among itself and its Affiliates (other than Competitors unless approved by the Ordinary Majority) in such proportions as it deems appropriate provided that, such Affiliate shall execute and deliver to the Company and the other parties of the Shareholders Agreement an adherence agreement.

(b)	The Company’s Right of First Refusal.

(i)	The Company shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (the “Company Purchase Right Period”), to purchase all or any portion of the Transfer Shares upon the same terms and conditions as set forth in the Transfer Notice (“Company Right of First Refusal”), and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Transfer Shares to the Company pursuant to such terms. If the Company gives the Selling Shareholder notice that it desires to purchase such Transfer Shares, then payment for the Transfer Shares shall be by check or wire transfer, against delivery of the Transfer Shares to be purchased, at a place agreed upon between the Company and the Selling Shareholder and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after the Selling Shareholder’s receipt of the Company’s notice of purchase. Upon completion of the transfer of the Transfer Shares to the Company pursuant to this Article 7.4(b)(i), the Company shall procure that the Transfer Shares are forthwith cancelled.

(ii)	If the Company has declined to purchase or failed to exercise its Company Right of First Refusal with respect to any portion of the Transfer Shares pursuant to the subsection (i) above, the Selling Shareholder shall, within five (5) Business Days after the expiration of the Company Purchase Right Period, deliver to each Non-Selling Shareholder a notice (the “Additional Transfer Notice”) which shall include all of the information and certifications required in a Transfer Notice and shall in addition identify the Transfer Shares with respect to which the Company has declined to purchase or failed to exercise its Company Right of First Refusal (the “Remaining Transfer Shares”), and the Transfer Shares for which the Non-Selling Shareholder may exercise its rights of first refusal shall be correspondingly reduced to the extent the Company elects to purchase all or any portion of the Transfer Shares.

(c)	Non-Selling Shareholders’ Right of First Refusal.

(i)	First Refusal Allotment. Subject to the Company Right of First Refusal as provided in Article 7.4(b), each Non-Selling Shareholder shall be entitled to purchase all or any part of such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares at the price and upon the terms and conditions specified in the Additional Transfer Notice by giving a written notice to the Selling Shareholder within ten (10) Business Days after the date of the Additional Transfer Notice (the “First Refusal Period”) stating therein the number of Transfer Shares to be purchased. If a Non-Selling Shareholder exercises such right and notifies the Selling Shareholder of the number of Remaining Transfer Shares to be purchased, then such Non-Selling Shareholder shall complete the purchase of the Remaining Transfer Shares on the same terms and conditions as those set out in the Additional Transfer Notice. A failure by a Non-Selling Shareholder to respond within such prescribed period shall constitute a decision by such Non-Selling Shareholder not to exercise its right to purchase such Remaining Transfer Shares. For purposes of this Article 7.4(c), each Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares shall be equal to a fraction, the numerator of which shall be the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by such Non-Selling Shareholder on the date of the Additional Transfer Notice and the denominator of which shall be the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by all Non-Selling Shareholders on the date of the Additional Transfer Notice.

(ii)	Second Transfer Notice; Over-Allotment. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent to purchase such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares, the Selling Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within two (2) days after the expiration of the First Refusal Period, to each Non-Selling Shareholder that elected to purchase such Non-Selling Shareholder’s pro rata share of the Remaining Transfer Shares to the full extent (the “Exercising Holder”). Each Exercising Holder shall have five (5) Business Days from the date of the Second Transfer Notice to notify the Selling Shareholder of its desire to purchase more than its pro rata share of the Remaining Transfer Shares, stating the number of the additional Remaining Transfer Shares it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such over-allotment exceeds the total number of the residual Remaining Transfer Shares available for purchase, the over-purchasing Exercising Holders will be cut back or limited by the Selling Shareholder with respect to their over-allotment to that number of residual Remaining Transfer Shares equal to the lesser of (a) the number of the additional Remaining Transfer Shares it proposes to purchase; (b) the product obtained by multiplying (i) the number of the residual Remaining Transfer Shares available for purchase by (ii) a fraction the numerator of which is the number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by each over-purchasing Exercising Holder and the denominator of which is the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) held by all the over-purchasing Exercising Holders, provided that if this results in any Remaining Transfer Shares not being taken up, then the over-purchasing Exercising Holders who have had their allocation so cut back shall be entitled to take up the shortfall on a pro-rata basis. Each over-purchasing Exercising Holder shall be obligated to purchase such number of additional Remaining Transfer Shares as determined by the Selling Shareholder pursuant to this Article 7.4(c) and the Selling Shareholder shall so notify such Exercising Holders within fifteen (15) Business Days from the date of the Second Transfer Notice.

(iii)	Closing. If any Non-Selling Shareholder elects to purchase the Remaining Transfer Shares pursuant to this Article 7.4(c), then the payment for the Remaining Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Remaining Transfer Shares to be purchased, at a place and time agreed by the Selling Shareholder and each Non-Selling Shareholder that has elected to purchase all or part of the Remaining Transfer Shares.

(d)	Non-Exercise. Subject to the provisions of Article 8, in the event the Company and the Non-Selling Shareholders fail to purchase all of the Transfer Shares within the above-prescribed period, the Selling Shareholder shall have one hundred and twenty (120) days after delivery of the Transfer Notice to the Company and each Non-Selling Shareholder to sell such Transfer Shares not purchased by the Company and the Non-Selling Shareholders (the “Remaining Shares”) at a price upon terms and conditions no more favorable to the transferee than specified in the original Transfer Notice. In the event that the Selling Shareholder has not sold such Remaining Shares within such prescribed period, the Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Company and the Non-Selling Shareholders in the manner provided in this Article 7 and in Article 8.

8.	INVESTOR’S CO-SALE RIGHT; PROHIBITED TRANSFER

8.1	Co-Sale Right. To the extent any Non-Selling Shareholder does not exercise its right of first refusal as to all of the Remaining Transfer Shares pursuant to Article 7.4(c), such Non-Selling Shareholder (a “Co-Sale Right Holder”) shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the Additional Transfer Notice, to participate in the sale of the Remaining Shares to the extent of such Co-Sale Right Holder’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice. A failure by the Co-Sale Right Holder to respond within such prescribed period shall constitute a decision by such Co-Sale Right Holder not to exercise its right of co-sale as provided herein. To the extent one (1) or more of the Co-Sale Right Holders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Remaining Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The foregoing co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)	each Co-Sale Right Holder may sell all or any part of its Pro Rata Co-Sale Share of the Remaining Shares. A Co-Sale Right Holder’s “Pro Rata Co-Sale Share” of a specified quantity of Remaining Shares shall mean that number of Ordinary Shares (or that number of Preferred Shares which, if converted at the then conversion ratio, would equal that number of Ordinary Shares) which equals the specified quantity of Remaining Shares proposed to be transferred multiplied by a fraction equal to (i) the total number of Ordinary Shares issued or issuable upon conversion of the Preferred Shares (on an as-converted basis) then held by such Co-Sale Right Holder exercising co-sale rights pursuant to this Article 8, divided by (ii) the total number of Ordinary Shares (on an as-converted basis) held by the Selling Shareholder plus the total number of Ordinary Shares (on an as-converted basis) issued or issuable upon conversion of the Preferred Shares then held by all Co-Sale Right Holders exercising co-sale rights pursuant to this Article 8.

(b)	each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Co-Sale Right Holder and a transfer form duly executed by such Co-Sale Right Holder, which indicates:

(i)	the number of Ordinary Shares which such Co-Sale Right Holder elects to sell;

(ii)	the number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; or

(iii)	any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

8.2	Procedure at Closing. The share certificate or certificates that such Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Article 8.1(b) shall be transferred to the prospective purchaser and the Register of Members shall be updated in consummation of the sale of the Remaining Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Co-Sale Right Holder exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell any Remaining Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder. In selling their Shares pursuant to their co-sale right hereunder, the Co-Sale Right Holders shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have not transferred or encumbered such Shares.

8.3	Non-Exercise. Subject to Article 7.4, to the extent the Co-Sale Right Holders do not elect to participate in the sale of Remaining Shares pursuant to the Transfer Notice, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery of the Transfer Notice to the Company and each Co-Sale Right Holder, effect a transfer of the Remaining Shares covered by the Transfer Notice and not elected to be sold by the Co-Sale Right Holders. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall be subject to the procedures described in Article 7 and this Article 8.

8.4	Prohibited Transfer.

(a)	Prohibited Transfer. In the event a Selling Shareholder Transfers or attempts to Transfer any Transfer Shares in disregard or contravention of Article 7.1, or the right of first refusal under Article 7.4 or the co-sale rights under Article 8 (a “Prohibited Transfer”), the Non-Selling Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b)	Put Right. Without prejudice to any other rights and remedies available to any Non-Selling Shareholder, in the event of a Prohibited Transfer, each Non-Selling Shareholder shall have the right to sell to the Selling Shareholder the type and number of Shares (calculated on an as-converted basis) equal to the number of Shares such Non-Selling Shareholder would have been entitled to transfer to the purchaser under Article 8.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i)	The price per share at which the Shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the purchaser to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Non-Selling Shareholder for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Non-Selling Shareholder’s rights under this Article 8.

(ii)	Each Non-Selling Shareholder shall, if exercising the option created hereby, deliver to the Selling Shareholder within ninety (90) days after the later of the dates on which the Non-Selling Shareholder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Non-Selling Shareholder.

(iii)	The Selling Shareholder shall, promptly upon receipt of the notice described in Article 8.4(b)(ii) above from the Non-Selling Shareholder(s) exercising the option created hereby and in any case within ninety (90) days of the date of such notice, pay to each such Non-Selling Shareholder the aggregate purchase price for the Shares to be sold by such Non-Selling Shareholder, and the amount of reimbursable fees and expenses, as specified in Article 8.4(b)(i), in cash or by other means acceptable to the Non-Selling Shareholder.

(iv)	Upon receipt of full payment of the amount due from the Selling Shareholder, the Non-Selling Shareholder shall deliver to the Selling Shareholder the certificate or certificates representing Shares to be sold, together with a transfer form duly executed by the Non-Selling Shareholder transferring such Shares.

(v)	Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer any of the Transfer Shares in violation of Article 7 or Article 8 hereof shall be void, and the Company undertakes it will not effect such a Transfer nor will treat any alleged transferee as the holder of such shares without the written consent of the Series E/E+ Preferred Majority, the Series D+ Preferred Majority, the Series D Preferred Majority, the Series C Preferred Majority, the Series B Preferred Majority and the Series A Preferred Majority.

9.	GOING PUBLIC; SALE OF THE COMPANY

9.1	Exit. The Key Parties, Ordinary Shareholders (excluding Investing Ordinary Shareholders) and the Company undertake to use best efforts to, within forty-eight (48) months from the Series E+ Third Additional Closing Date, (i) launch a Qualified IPO, and use best efforts to complete such Qualified IPO no later than the fifth anniversary of the Series E+ Third Additional Closing Date; or (ii) procure a Trade Sale for an amount which represents an implied valuation of the Company of at least US$3,400,000,000. For the avoidance of doubt, this Article 9.1 shall not prejudice the redemption right available to the relevant Preferred Shareholder pursuant to Article 3 hereof.

9.2	Drag-Along.

(a)	If the holders of at least seventy-five percent (75%) of the Shares (calculated on an as-converted basis) (collectively, the “Drag Holders”) and a majority of the Board approve a Trade Sale, which is at an implied valuation of the Group Companies of not less than US$3,400,000,000 (such Trade Sale pursuant to this Article 9.2, a “Drag-Along Sale”), at the request of the Drag Holders, then each remaining Shareholder shall sell, transfer, convey or assign its Shares on a pro-rata basis pursuant to, and so as to give effect to, such offer to purchase, merger or consolidation, sale or transfer, as the case may be, provided that (i) no remaining shareholder that is a Preferred Shareholder shall be required to make any representation, covenant or warranty to the purchaser(s) in connection with the Group Company or the Drag-Along Sale other than such shareholder’s ownership and authority to sell and the ability to convey title, free of liens, claims and encumbrances; and (ii) where any consideration to be received by the Preferred Shareholders consists of items other than cash, cash-equivalent or publicly tradable securities with sufficient market, the consent of the Preferred Majority shall be obtained with respect to the form of consideration. In the case of (ii), the Board (including the consent of all Preferred Directors) shall in good faith determine the fair market value of any such consideration, provided that any holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares, Series E Preferred Shares and/or Series E+ Preferred Shares shall have the right to challenge any determination by the Board of fair market value made pursuant hereto, in which case the determination of fair market value shall be made by a valuer selected jointly by the Board (including the consent of all Preferred Directors) and the challenging parties. The valuer shall prepare a report setting forth the basis of its calculating such fair market value, and the determination of such fair market value by the valuer shall, in the absence of manifest error, be final and conclusive. The costs of the valuer shall be borne solely by the Company. The valuer shall act as expert and not as an arbitrator. If the acquiring party is a privately-held entity and the holders of Preferred Shares receive in whole or in part non-publicly traded securities of such acquirer, then such non-publicly traded securities shall have liquidation preference(s), protective provision(s), voting right(s), dividend right(s), registration rights and preemptive rights that are substantially similar to those of the Preferred Shares, as applicable, as set forth herein as of the date hereof, unless otherwise agreed by the Preferred Majority.

(b)	The restrictions on Transfers of Shares set forth in Articles 7 and 8 shall not apply in connection with a sale pursuant to this Article 9.2.

(c)	Each Shareholder irrevocably appoints the Company as its agent and attorney-in-fact with full power of substitution and re-substitution to act in the name, place and stead of such holder and its successors and permitted assigns to execute all instruments that may be necessary to implement and to do and carry out all other necessary or advisable acts to complete any Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfer) on behalf of such Shareholder, provided that the necessary consents required under this Article 9.2 have been obtained. The Company shall promptly provide each Shareholder with a copy of such written instruments. Such grant of authority to the attorney is coupled with an interest and shall be irrevocable and shall survive the bankruptcy or liquidation of such party.